UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Luby’s Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Luby’s, Inc. 13111 Northwest Freeway Suite 600 Houston, Texas 77040 713-329-6800 www.lubysinc.com

December 15, 2017

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Luby’s, Inc. to be held on Friday, February 9, 2018, at 10:00 a.m., Houston time, at 13111 Northwest Freeway, 3rd Floor, Houston, Texas 77040. All record holders of outstanding shares of Luby’s, Inc. common stock at the close of business on December 13, 2017 are eligible to vote on matters brought before this meeting.

Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement. Please review the following Proxy Statement carefully. Your vote is important, so be sure to vote your shares as soon as possible. Please review the enclosed Proxy Statement for specific voting instructions.

Please note that if you hold your shares through a bank or broker and you do not indicate on your proxy card your preferences with respect to the election of directors, your bank or broker is not permitted to cast your vote on your behalf.

Thank you for your support.

Sincerely,

/s/ CHRISTOPHER J. PAPPAS
Christopher J. Pappas
President and Chief Executive Officer

LUBY’S, INC.
13111 Northwest Freeway, Suite 600
Houston, Texas 77040

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
February 9, 2018

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Luby’s, Inc., a Delaware corporation (the “Company”) have called the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company, which will be held at 13111 Northwest Freeway, 3rd Floor, Houston, Texas 77040, on Friday, February 9, 2018, at 10:00 a.m., Houston time, for the following purposes:

(1)	To elect ten directors to serve until the 2019 Annual Meeting of Shareholders;

(2)	To ratify the appointment by the Board of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 29, 2018;

(3)	To conduct an advisory vote approving the compensation of the Company’s Named Executive Officers;

(4)	To conduct an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers;

(5)
To approve Amendment No. 1 to the Second Amended and Restated Nonemployee Director Stock Plan (the “Plan”) to: (a) increase the maximum number of shares of common stock that may be issued in connection with awards granted under the Plan from 1,100,000 to 2,100,000, and (b) extend the term of the Plan through February 9, 2028;

(6)	To act on the shareholder proposal described in this Proxy Statement; and

(7)	To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The Board has determined that shareholders of record at the close of business on December 13, 2017, will be entitled to vote at the Annual Meeting.

A complete list of shareholders entitled to vote at the Annual Meeting will be on file at the Company’s corporate office at 13111 Northwest Freeway, Suite 600, Houston, Texas, for a period of ten days prior to the Annual Meeting. During such time, the list will be open to the examination of any shareholder during ordinary business hours for any purpose germane to the Annual Meeting.

Your vote is important. You may vote in any one of the following ways:

•	Use the toll-free telephone number 1-800-690-6903 from the U.S. or Canada;

•	Use the Internet website www.proxyvote.com; or

•	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Shareholders who do not expect to attend the Annual Meeting in person are urged to review the enclosed proxy for specific voting instructions and to choose the method they prefer for casting their votes.

By Order of the Board of Directors of Luby's, Inc.

/S/ ROY CAMBERG
General Counsel and Secretary

Houston, Texas
December 15, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

The Notice of Annual Meeting of Shareholders, the Proxy Statement for the Annual Meeting, and the Company’s Annual Report for the fiscal year ended August 30, 2017 are available electronically at http://www.lubysinc.com/investors/filings.

LUBY’S, INC.
13111 Northwest Freeway, Suite 600
Houston, Texas 77040

PROXY STATEMENT
____________________

This Proxy Statement and the accompanying proxy card are being provided to shareholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Luby’s, Inc., a Delaware corporation (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on Friday, February 9, 2018, or at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about December 15, 2017.

VOTING PROCEDURES
 Your Vote is Very Important

Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares as soon as possible.

Shares Outstanding, Voting Rights, and Quorum

Only record holders of the Company’s common stock, par value $0.32 per share (“Common Stock”) at the close of business on December 13, 2017, will be entitled to vote at the Annual Meeting or at adjournments or postponements thereof. There were 29,316,771 shares of the Common Stock outstanding as of December 13, 2017. Each share of Common Stock outstanding is entitled to one vote. The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum at the Annual Meeting.

Methods of Voting

•
Shares Held in Shareholder’s Name. If your shares are held in your name, you may vote by proxy or you may vote in person by attending the Annual Meeting. If your shares are held in your name and you would like to vote your shares by proxy prior to the Annual Meeting, there are three ways for you to vote:

1.Call 1-800-690-6903 (toll charges may apply for calls made from outside the United States) and follow the instructions provided;
2.Log on through the Internet at www.proxyvote.com and follow the instructions at that site; or
3.If you received a proxy card in the mail, complete, sign, and mail the proxy card in the return envelope provided to you.
Please note that telephone and Internet voting will close at 11:59 p.m. Eastern time on February 8, 2018. If you wish to vote by telephone or Internet, follow the instructions on your proxy card.
If your proxy card is signed and returned without specifying choices, the shares represented will be voted as recommended by the Board.

•
Shares Held in “Street Name” Through a Bank or Broker. If your shares are held through a bank or broker, you can vote via the Internet or by telephone if your bank or broker offers these options. Please see the voting instructions provided by your bank or broker for use in instructing your bank or broker how to vote. Your bank or broker cannot vote your shares without instructions from you. You will not be able to vote in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that you may vote by proxy prior to February 9, 2018 and still attend the Annual Meeting.
Revoking Your Proxy

•
Shares Held in Shareholder’s Name. If your shares are held in your name, whether you vote by mail, the Internet, or by telephone, you may later revoke your proxy by delivering a written statement to that effect to the Secretary of the Company at the address provided above prior to the date of the Annual Meeting, by a later-dated electronic vote via the Internet, by telephone, by submitting a properly signed proxy with a later date, or by voting in person at the Annual Meeting.

•
Shares Held in “Street Name” Through a Bank or Broker. If you hold your shares through a bank or broker, the methods available to you to revoke your proxy are determined by your bank or broker, so please see the instructions provided by your bank or broker.

Vote Required
A majority of the votes cast by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors at the Annual Meeting is required for the election of a director nominee. Shareholders do not have cumulative voting rights. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, the approval of the compensation of our Named Executive Officers (as defined in “Compensation Discussion and Analysis-Compensation Tables and Information-Summary Compensation Table”) on a non-binding basis and the approval of Amendment No. 1 to the Plan each require the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote on each such matter at the Annual Meeting. With respect to the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, the frequency option that receives the highest number of votes cast will be considered the preferred frequency. Approval of all other matters requires the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. However, abstentions and broker non-votes will not be included in determining the number of votes cast on any matter, provided, that, in accordance with the rules of the New York Stock Exchange (the “NYSE”), abstentions will be counted as “votes cast” for the purpose of the approval of Amendment No. 1 to the Plan, giving them the effect of votes against the approval of this proposal.
A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions at least ten days before the Annual Meeting and the bank or broker does not have the discretionary authority to vote your shares in the election of directors or on a particular proposal because the proposal is not a “routine” matter under applicable rules. Under the rules of the NYSE, the election of directors and the advisory votes on executive compensation are not considered to be routine matters. Accordingly, if you hold your shares through a bank or broker and you do not indicate on your proxy card your preferences with respect to the election of directors or the advisory vote on executive compensation, your bank or broker is not permitted to cast your vote on your behalf on those matters.
Under Delaware law, stockholders are not entitled to appraisal or dissenters’ rights with respect to the proposals presented in this Proxy Statement.
Other Business
 The Board knows of no other matters that may be presented for shareholder action at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the persons named as proxies on the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.
Confidential Voting Policy
 It is the Company’s policy that any proxy, ballot, or other voting material that identifies the particular shareholder’s vote and contains the shareholder’s request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. The Company may be informed whether or not a particular shareholder has voted and will have access to any comment written on a proxy, ballot, or other material and to the identity of the commenting shareholder. Under the policy, the inspectors of election at any shareholder meeting will be independent parties unaffiliated with the Company.

OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

The following table sets forth information concerning the beneficial ownership of Common Stock, as of December 13, 2017, for (a) each director currently serving on the Board, (b) each nominee for election as a director at the Annual Meeting named in this Proxy Statement, (c) each of the officers named in the Summary Compensation Table not listed as a director, and (d) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or transfer and shares that the director or executive officer has the right to acquire within 60 days after December 13, 2017.

Name (1)	Shares Beneficially Owned	Percent of Common Stock
Gerald W. Bodzy(2)	27,278	*
Judith B. Craven(3)	81,645	*
Arthur R. Emerson(4)	84,396	*
K. Scott Gray(5)	315,394	1.05%
Jill Griffin(6)	77,988	*
Frank Markantonis(7)	164,066	*
Joe C. McKinney(8)	135,166	*
Gasper Mir, III(9)	115,100	*
Christopher J. Pappas(10)	5,637,970	18.79%
Harris J. Pappas(11)	5,416,252	18.05%
Peter Tropoli(12)	362,832	1.21%
All directors and executive officers of the Company, as a group (11 persons)(13)	11,350,890	37.84%

*	Represents beneficial ownership of less than one percent of the shares of Common Stock issued and outstanding on December 13, 2017.

(1)
Except as indicated in these notes and subject to applicable community property laws, each person named in the table owns directly the number of shares indicated and has the sole power to vote and to dispose of such shares. Shares of phantom stock held by a nonemployee director convert into an equivalent number of shares of Common Stock when the nonemployee director ceases to be a director of the Company due to resignation, retirement, death, disability, removal, or any other circumstance. The shares of Common Stock payable upon conversion of the phantom stock are included in this table because it is possible for the holder to acquire the shares of Common Stock within 60 days if his or her directorship were to be terminated. Under the Company’s Nonemployee Director Stock Plan, restricted stock awards may become unrestricted when a nonemployee director ceases to be a director of the Company. Unless otherwise specified, the mailing address of each person named in the table is 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.

(2)	The 27,278 shares shown for Mr. Bodzy are shares of restricted stock.

(3)
The shares shown for Dr. Craven include 51,557 shares held for her benefit in a custodial account, 7,500 shares which she has the right to acquire within 60 days under the Nonemployee Director Stock Plan, 11,469 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan, and 11,119 shares of restricted stock.

(4)
The shares shown for Mr. Emerson include 53,951 shares held jointly with his wife in a custodial account, 7,500 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Plan, 11,826 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan, and 11,119 shares of restricted stock.

(5)	The shares shown for Mr. Gray include 69,773 shares held for his benefit in a custodial account and 245,621 shares which he has the right to acquire within 60 days under Luby’s Incentive Stock Plan.

(6)
The shares shown for Ms. Griffin include 59,369 shares held for her benefit in a custodial account, 7,500 shares which she has the right to acquire within 60 days under the Nonemployee Director Stock Plan, and 11,119 shares of restricted stock.

(7)
The shares shown for Mr. Markantonis include 110,055 shares held for his benefit in a custodial account, 7,500 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Plan, 3,879 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan, and 42,632 shares of restricted stock.

(8)
The shares shown for Mr. McKinney include 107,650 shares held for his benefit in a custodial account, 7,500 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Plan, and 20,016 shares of restricted stock.

(9)
The shares shown for Mr. Mir include 63,266 shares held for his benefit in a custodial account, 7,500 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Plan, 2,453 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan, and 41,881 shares of restricted stock.

(10)
The shares shown for Christopher J. Pappas include 4,513,273 shares held for his benefit in a custodial account, 57,500 shares which he has the right to acquire within 60 days under Luby’s Incentive Stock Plan, and 1,067,197 shares owned by Pappas Restaurants, Inc., as each of Christopher J. Pappas and Harris J. Pappas owns a 50% interest in Pappas Restaurants, Inc. and therefore owns a corresponding beneficial interest in the 1,067,197 shares owned by Pappas Restaurants, Inc.

(11)
The shares shown for Harris J. Pappas include 4,236,022 shares held for his benefit in a custodial account, 57,500 shares which he has the right to acquire within 60 days under Luby’s Incentive Stock Plan, 55,533 shares of restricted stock, and 1,067,197 shares owned by Pappas Restaurants, Inc., as each of Christopher J. Pappas and Harris J. Pappas owns a 50% interest in Pappas Restaurants, Inc. and therefore owns a corresponding beneficial interest in the 1,067,197 shares owned by Pappas Restaurants, Inc.

(12)
The shares shown for Mr. Tropoli include 85,576 shares held for his benefit in a custodial account and 277,256 shares which he has the right to acquire within 60 days under Luby’s Incentive Stock Plan.

(13)
The shares shown for all directors and executive officers as a group include 9,350,492 shares held in custodial accounts, 682,877 shares which they have the right to acquire within 60 days under the Company’s various benefit plans, 220,697 shares of restricted stock, 29,627 shares of phantom stock held by nonemployee directors under the Nonemployee Director Phantom Stock Plan, and 1,067,197 shares owned by Pappas Restaurants, Inc., of which Christopher J. Pappas and Harris J. Pappas each own a 50% interest, as described above.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as to the beneficial ownership of Common Stock by each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock as of December 13, 2017 and, unless otherwise indicated, is based on disclosures made by the beneficial owners in SEC filings under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percent of Common Stock
Christopher J. Pappas(2)	5,637,970	18.79%
13939 Northwest Freeway Houston, Texas 77040

Harris J. Pappas(3)	5,416,252	18.05%
13939 Northwest Freeway Houston, Texas 77040

Hodges Capital Management, Inc.(4)	2,832,264	9.44%
2905 Maple Ave. Dallas, Texas 75201

Dimensional Fund Advisors LP(5)	2,305,855	7.69%
Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746

Bandera Partners LLC(6)	1,504,459	5.01%
50 Broad Street, Suite 1820 New York, New York 10004

(1)
Except as indicated in these notes and subject to applicable community property laws, each person named in the table owns directly the number of shares indicated and has the sole power to vote and to dispose of such shares.

(2)
The shares shown for Christopher J. Pappas include 4,513,273 shares held for his benefit in a custodial account, 57,500 shares which he has the right to acquire within 60 days under Luby’s Incentive Stock Plan, and 1,067,197 shares owned by Pappas Restaurants, Inc. Each of Christopher J. Pappas and Harris J. Pappas owns a 50% interest in Pappas Restaurants, Inc. and therefore owns a corresponding beneficial interest in the 1,067,197 shares owned by Pappas Restaurants, Inc.

(3)
The shares shown for Harris J. Pappas include 4,236,022 shares held for his benefit in a custodial account, 57,500 shares which he has the right to acquire within 60 days under Luby’s Incentive Stock Plan, 55,533 shares of restricted stock, and 1,067,197 shares owned by Pappas Restaurants, Inc. Each of Christopher J. Pappas and Harris J. Pappas owns a 50% interest in Pappas Restaurants, Inc. and therefore owns a corresponding beneficial interest in the 1,067,197 shares owned by Pappas Restaurants, Inc.

(4)
Information based solely on Report for the Calendar Year or Quarter Ended September 30, 2017 on Form 13F-HR dated November 2, 2017 and filed on November 2, 2017 with the SEC by Hodges Capital Management, Inc. Hodges Capital Management, Inc. has sole voting authority with respect to 0 shares and has no voting authority with respect to 2,832,264 shares.

(5)
Information based solely on Report for the Calendar Year or Quarter Ended September 30, 2017 on Form 13F-HR dated November 13, 2017 and filed on November 13, 2017 with the SEC by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole voting authority with respect to 2,233,392 shares and has no voting authority with respect to 72,463 shares.

(6)
Information based solely on Report for the Calendar Year or Quarter Ended September 30, 2017 on Form 13F-HR dated November 13, 2017 and filed on November 13, 2017 with the SEC by Bandera Partners LLC. Bandera Partners LLC has shared voting authority with respect to all 1,504,459 shares.

ELECTION OF DIRECTORS (Item 1)

Each director is elected to a one-year term expiring at the next succeeding annual meeting. In accordance with the Bylaws of the Company, the Board has fixed the number of directors for fiscal 2018 at nine, pursuant to a resolution adopted by a majority of the entire Board.
The terms of Jill Griffin, Christopher J. Pappas, Judith B. Craven, Frank Markantonis, Arthur R. Emerson, Gasper Mir, III, Joe C. McKinney, Harris Pappas, Peter Tropoli, and Gerald Bodzy will expire at the Annual Meeting. The Board nominates Jill Griffin, Christopher J. Pappas, Judith B. Craven, Frank Markantonis, Gasper Mir, III, Joe C. McKinney, Harris Pappas, Peter Tropoli, and Gerald Bodzy for election as directors to serve until our 2019 annual meeting or until their successors are elected and qualified. The Board recommends a vote “FOR” each nominee. Arthur Emerson reached the age of 73 during fiscal 2017, as a result and pursuant to the Company’s Corporate Governance Guidelines, Mr. Emerson has offered his resignation from the Board of Directors effective as of the Annual Meeting. The Nominating and Corporate Governance Committee has waived the age restriction to stand for election to the Board of Directors set forth in the Company’s Corporate Governance Guidelines for Harris Pappas due to his extensive experience as a restaurant operator and the Committee's desire to retain such experience on the Board of Directors.
All such nominees named above have indicated a willingness to serve as directors, but should any of them decline or be unable to serve, proxies may be voted for another person nominated as a substitute by the Board.
There are no family relationships, of first cousins or closer, among the Company’s directors and executive officers, by blood, marriage or adoption, except that Christopher J. Pappas and Harris J. Pappas are brothers and Frank Markantonis is the stepfather of Peter Tropoli, a director and the Company’s Chief Operating Officer.
The following information is furnished with respect to each of the nominees of the Board, including information regarding their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the nominees should serve as our directors.
Nominees for Election to Terms Expiring in 2019

JILL GRIFFIN, 63, advises corporations, both domestically and abroad, on customer loyalty strategies. Ms. Griffin is a NACD corporate fellow. Her business best seller, Customer Loyalty: How to Earn It, How to Keep It, has been published in six languages and was named to Harvard Business School’s “Working Knowledge” list. Her latest book is Earn Your Seat On A Corporate Board. In 1988, she founded, and continues to operate, Austin-based consulting firm, Jill Griffin Executive Learning, which helps people grow to be successful executives who rise into the c-suite and onto corporate boards. Ms. Griffin has been an independent director of the Company since January 2003 and is Chair of the Personnel and Administrative Policy Committee and a member of the Executive Compensation Committee, Nominating and Corporate Governance Committee, and the Executive Committee. Ms. Griffin began her career at RJR/Nabisco where she served as Senior Brand Manager for Winston, the corporation’s largest brand. Ms. Griffin is a magna cum laude graduate, Distinguished Alumna recipient and Trustee of the University of South Carolina Moore School of Business from which she holds her Bachelor of Science and Master of Business Administration degrees. She has served on the marketing faculty at the University of Texas. Her books have been adopted as textbooks for undergraduate and MBA courses at UT and other universities. Ms. Griffin is a member of the board of the National Association of Corporate Directors’ ("NACD") Texas Tri-Cities Chapter and the immediate past Board Chairwoman of the Austin Convention and Visitors Bureau. She is also a member of the Advisory Board of Broadway Bank. Her most recent books are Earn Your Seat on a Corporate Board and Women Make Great Leaders.

Qualifications, Experience, Key Attributes, and Skills: Ms. Griffin has more than 34 years’ experience, has published four books, and is widely regarded as an expert on the topics of brand management, brand loyalty, and customer experience. Furthermore, she brings leadership and management experience from her distinguished career at RJR/Nabisco, culminating in Senior Brand Manager for the corporation’s largest brand, and her Austin-based consulting firm, Griffin Group, which she founded and operates.

CHRISTOPHER J. PAPPAS, 70, has been President and Chief Executive Officer and a director of the Company since March 2001. Mr. Pappas is a member of the Executive Committee. He also has been Chief Executive Officer of Pappas Restaurants, Inc. since 1980. Mr. Pappas graduated from the University of Texas with a Bachelor of Science in Mechanical Engineering. Mr. Pappas is also an advisory director of Amegy Bank N.A.; the University of Houston Conrad Hilton School of Hotel and Restaurant Management Dean’s Advisory Board; the Greater Houston Partnership Board; and a director emeritus of the National Restaurant Association.

Qualifications, Experience, Key Attributes, and Skills: Mr. Pappas has more than 39 years of experience in the restaurant industry. With his brother, Harris Pappas, he has founded and operated more than 90 restaurants during his successful career, including Pappadeaux Seafood Kitchen, Pappasitos Cantina, and Pappas Bros. Steakhouse. Additionally, Mr. Pappas has broad executive management and operational experience from his 34-year tenure as Chief Executive Officer of Pappas Restaurants, Inc. He also has extensive board and banking experience from his tenure as a board member in previous years and currently as an advisory board member Amegy Bank. Mr. Pappas and his brother, Harris Pappas, are widely regarded as restaurant industry experts.

JUDITH B. CRAVEN, M.D., M.P.H., 72, is the retired President of the United Way of the Texas Gulf Coast, where she served from 1992 until 1998. She is licensed to practice medicine and has a distinguished career in public health. She served as Dean of the School of Allied Health Sciences of the University of Texas Health Science Center at Houston from 1983 until 1992 and Vice President of Multicultural Affairs for the University of Texas Health Science Center from 1987 until 1992. She also served as Director of Public Health for the City of Houston from 1980 until 1983, which included responsibility for the regulation of all foodservice establishments in the City. Dr. Craven has been an independent director of the Company since January 1998 and is Vice-Chair of the Board, the Personnel and Administrative Policy Committee, the Executive Compensation Committee, the Executive Committee, and the Nominating and Corporate Governance Committee. She is also a director of Sun America Fund; and Valic Corp. She is a former member of the Board of Regents of the University of Texas at Austin and the Houston Convention Center Hotel. Dr. Craven is a former director of SYSCO Corporation (NYSE:SYY).

Qualifications, Experience, Key Attributes, and Skills: Dr. Craven brings a background in public health to the Board that she has gained during her tenure of more than 34 years in the field. During her distinguished career, she has served on a variety of public health and healthcare boards. She also has extensive leadership experience from her high positions at medical academic institutions. Furthermore, Dr. Craven has significant experience from her tenure on the boards of public companies, investment funds, and as a regent of the University of Texas at Austin.

FRANK MARKANTONIS, 69, is an attorney with over forty years of legal experience representing clients in the restaurant industry, with a concentration in real estate development, litigation defense, insurance procurement and coverage, immigration, and employment law. For over twenty years, he has served as General Counsel of Pappas Restaurants, Inc. He is a graduate of the University of Texas at Austin (1970) and the University of Houston Law Center (1973). Mr. Markantonis is admitted to practice in the following jurisdictions and before the following courts: The United States Supreme Court, District of Columbia Court of Appeals, United States Court of Appeals for the Fifth Circuit, The United States District Court for the Southern District of Texas, and the State of Texas. Mr. Markantonis is a member of the State Bar of Texas, District of Columbia Bar, and is a Fellow in the Houston Bar Foundation. He has been a director of the Company since January 2002 and is a member of the Personnel and Administrative Policy Committee.

Qualifications, Experience, Key Attributes, and Skills: Mr. Markantonis brings extensive state and federal legal experience from his more than 42 years as a practicing attorney representing clients in the restaurant industry. He has represented his clients in all areas of legal practice affecting the operations of restaurants and hospitality clients, including real estate development, litigation defense, insurance procurement and coverage, immigration and employment law, and business transactions.

GASPER MIR, III, 71, is a principal owner of the professional services firm MFR Group, Inc. (formerly known as MFR P.C.) ("MFR"), which he founded in 1988. He is currently MFR’s Chief Administrative Officer, and previously his work included financial audit and accounting services for clients in the retail industry. From January 2003 through January 2008, Mr. Mir took a leave of absence from MFR and served as Executive General Manager of Strategic Partnerships for the Houston Independent School District. From 1969 until 1987, he worked at KPMG LLP, an international accounting and professional services firm, serving as a partner of the firm from 1978 until 1987. Mr. Mir has been a director of the Company since January 2002 and is Chairman of the Board, Chair of the Executive Committee and the Nominating and Corporate Governance Committee, and a member of the Finance and Audit Committee. As Chairman, he presides over all Board meetings, as well as executive sessions and meetings of the independent directors, and he acts as an intermediary between the Board and the Company’s management. Mr. Mir is also a director of the Memorial Hermann Health System; and the Houston A+ Challenge.

Qualifications, Experience, Key Attributes, and Skills: Mr. Mir has more than 45 years of experience in accounting, finance, and audit from his distinguished tenure at the accounting firms KPMG LLP and MFR. He is an active member of NACD and regularly participates in their professional development conferences. Additionally, Mr. Mir has experience in public relations, government, education, health care and community outreach from his board service on several community based organizations.

JOE C. McKINNEY, 71, has been Vice-Chairman of Broadway National Bank, a locally owned and operated San Antonio-based bank, since October 2002. He formerly served as Chairman of the board of directors and Chief Executive Officer of JPMorgan Chase Bank-San Antonio from November 1987 until his retirement in March 2002. Mr. McKinney graduated from Harvard University in 1969 with a Bachelor of Arts in Economics, and he graduated from the Wharton School of the University of Pennsylvania in 1973 with a Master of Business Administration in Finance. Mr. McKinney has been an independent director of the Company since January 2003 and is Chair of the Finance and Audit Committee and a member of the Nominating and Corporate Governance Committee and the Executive Committee. He is a director of Broadway National Bank; Broadway Bancshares, Inc.; and New York REIT (NYRT). He was a director of USAA Real Estate Company; US Industrial REIT I, II, and III; Cobalt Industrial REIT I, II, and III; US Global Investors Funds; and Prodigy Communications Corporation.

Qualifications, Experience, Key Attributes, and Skills: Mr. McKinney has over 43 years of experience in banking, finance, and management from his distinguished career in banking, culminating in a tenure of over 14 years as Chairman of the Board and Chief Executive Officer of JPMorgan Chase Bank-San Antonio and 15 years as Vice-Chairman of Broadway National Bank. He further brings significant board experience from his service on over six boards of banks, investment funds, and corporations.

HARRIS J. PAPPAS, 73, previously served as Chief Operating Officer of the Company from March 2001 until his retirement in 2011. Mr. Pappas has been a director since 2001 and is a member of the Executive Committee and the Personnel and Administrative Policy Committee. Mr. Pappas has been President of Pappas Restaurants, Inc. since 1980. Mr. Pappas graduated from Texas A&M University with a Bachelor of Business Administration in Finance and Accounting. He received the Distinguished  Alumnus Award from Texas A & M University in 2001 and the Outstanding Alumnus Award from the Texas A & M Mays College of Business in 1999. He is a director of Oceaneering International, Inc. (NYSE: OII). Mr. Pappas is an advisory board member of Frost National Bank-Houston and is a committee member of Memorial Hermann Health System.

Qualifications, Experience, Key Attributes, and Skills: Mr. Pappas has more than 40 years of experience in the restaurant industry. With his brother, Christopher Pappas, he has founded and operated more than 90 restaurants during his successful career, including Pappadeaux Seafood Kitchen, Pappasitos Cantina, and Pappas Bros. Steakhouse. Additionally, Mr. Pappas has broad executive management and operational experience from his 33-year tenure as President of Pappas Restaurants, Inc. He also has extensive board experience from his tenure as a trustee and board member on the boards of a petroleum exploration company, as well as educational and healthcare institutions. Mr. Pappas and his brother, Christopher Pappas, are widely regarded as restaurant industry experts.

PETER TROPOLI, 45, has been Chief Operating Officer of the Company since April 2011 and a director since March 2014. He also serves as President of the Company’s operating subsidiary, Luby’s Fuddruckers Restaurants, LLC. From 2001 to 2011 he served as Senior Vice President of Administration and General Counsel for the Company. From January 2006 to April 2011 he was also Corporate Secretary. Mr. Tropoli is a member of the Executive Committee. He is a graduate of the University of Texas at Austin (1993, Magna Cum Laude) and the University of Houston Law Center (1996).
Qualifications, Experience, Key Attributes and Skills: Mr. Tropoli has over 18 years of experience in the restaurant industry. Mr. Tropoli has broad executive management and operational experience in retail and institutional foodservice. He is also very experienced with real estate, employment, business transactions, legal, and regulatory matters affecting the foodservice industry.

GERALD W. BODZY, 66, has been President and owner of Showcase Custom Vinyl Windows and Doors a manufacturer of residential windows and doors in Houston, Texas, since 2004. Mr. Bodzy has been a director of the Company since 2016 and is a member of the Finance and Audit Committee and the Executive Compensation Committee. Mr. Bodzy is also an advisory director of Post Oak Bancshares in Houston, Texas, a director of the Boys & Girls Club of Greater Houston, a national trustee of National Jewish Health in Denver, Colorado, where he has been a member of the investment committee since 2000, and a member of Phi Beta Kappa. From 1990 to 2000, Mr. Bodzy was a Managing Director of Stephens, Inc. where he headed the investment banking firm’s Houston office. From 1979 to 1990, he was employed by Smith Barney, Inc. in New York (as Managing Director from 1986). From 1976 to 1979, he worked in the real estate group at General Crude Oil Company in Houston. Mr. Bodzy is a former director of Earthwise Windows, Oshman’s Sporting Goods, Benchmark Electronics, and Republic Bankshares of Texas. He earned a B.A. Degree in Economics from the University of Texas in 1973 and a J.D. Degree from the University of Texas School of Law in 1976.
Qualifications, Experience, Key Attributes and Skills: Mr. Bodzy has over 40 years of experience in investment banking, investments, and business management, including 11 years at Smith Barney and 10 years at Stephens Inc., in both firms culminating in service as Managing Director, representing clients in equity and debt offerings and mergers and acquisitions. Most recently, he has served 13 years at Showcase Custom Vinyl Windows and Doors as President and owner. Mr. Bodzy also has significant board experience from his service on boards of banks, retail, and manufacturing companies, where he has also served on audit, compensation, and nominating committees.

       THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option awards ($)(4)	Non-equity incentive plan compensation ($)	Change in nonqualified deferred compensation earnings	All Other Compensation ($)(5)	Total ($)
Gerald W. Bodzy	$15,000	$88,700	—	—	—	—	$103,700
Judith B. Craven	50,000	46,946	—	—	—	—	96,946
Arthur R. Emerson	60,000	46,946	—	—	—	—	106,946
Jill Griffin	60,000	46,946	—	—	—	—	106,946
Frank Markantonis	12,500	91,950	—	—	—	—	104,450
Joe C. McKinney	54,000	58,948	—	—	—	—	112,948
Gasper Mir, III	37,500	85,948	—	—	—	—	123,448
Harris J. Pappas	—	106,951	—	—	—	—	106,951
J. S. B. Jenkins	20,000	45,451	—	—	—	—	65,451

(1)
Amounts shown reflect the aggregate proportionate fair value for shares of restricted stock granted to directors in fiscal 2017 that the Company has recognized as compensation costs in its financial statements for fiscal 2017, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Share-Based Payment. The grant date fair value for each share is based on the average of the high and low stock price of our Common Stock on the date of grant.

(2)	The grant date fair value of each equity award granted to each director, was as follows:

Name	1st Quarterly Grant October 1, 2016	Discretionary Grant November 30, 2016	2nd Quarterly Grant January 1, 2017	3rd Quarterly Grant April 1, 2017	4th Quarterly Grant July 1, 2017
Gerald W. Bodzy	$14,000	$31,950	$14,250	$14,249	$14,251
Judith B. Craven	3,748	31,950	3,749	3,750	3,749
Arthur R. Emerson	3,748	31,950	3,749	3,750	3,749
Jill Griffin	3,748	31,950	3,749	3,750	3,749
Frank Markantonis	3,748	31,950	18,751	18,751	18,750
Joe C. McKinney	6,750	31,950	6,749	6,749	6,750
Gasper Mir, III	24,749	31,950	9,749	9,750	9,750
Harris J. Pappas	18,749	31,950	18,751	18,751	18,750
J. S. B. Jenkins	9,752	31,950	3,749	—	—

(3)	In the aggregate, there were 371,468 stock awards outstanding at the end of fiscal 2017.

(4)	In the aggregate, there were no options outstanding at the end of fiscal 2017.

(5)	Perquisites and other personal benefits that did not exceed $10,000 in the aggregate for any director have been excluded.
Each nonemployee director other than the Chairman of the Board is paid an annual retainer fee of $50,000 and a single fee of $15,000 for all other committees in which each such nonemployee director is a member. Nonemployee directors do not receive meeting fees. The Chairman of the Board is paid an annual retainer fee of $85,000. Further, the Chair of the Finance and Audit Committee is paid an additional annual retainer fee of $14,000, and the Chair of each other committee of the Board is paid an additional annual retainer fee of $10,000. The Chairman of the Board does not receive any additional annual retainer fee for service as the Chair of any other committee of the Board.
Pursuant to the Company’s Second Amended and Restated Nonemployee Director Stock Plan (the “Plan”), each nonemployee director is required to receive a portion of the annual retainer fee in restricted stock in an amount as determined by the Board (the “Mandatory Retainer Award”). The Board has set the Mandatory Retainer Award at the dollar value equivalent of $15,000. In addition (as defined in the Plan), each nonemployee director, prior to the end of any calendar year, may elect to receive an additional portion of their annual retainer fee in the dollar value equivalent of restricted stock (the “Elective Retainer Award”). On the first day of each January, April, July, and October during the term of the Plan, the director receives the Mandatory Retainer Award and any Elective Retainer Award so elected in restricted stock, the amount of shares being equal to the dollar value equivalent of the elected portion of the director’s annual retainer fees. Directors receiving an Elective Retainer Award will also receive an additional number of whole shares of restricted stock equal to 20% of the number of whole shares of restricted stock issued in payment of the Elective Retainer Award for the quarterly period beginning on that date.
Further, under the Plan, nonemployee directors may be periodically granted nonqualified options to purchase shares of Common Stock at an option price equal to 100% of the fair market value on the date of grant or shares of restricted stock. Each option terminates on the earlier of the tenth anniversary of the grant date or one year after the optionee ceases to be a director. An option may not be exercised prior to the first anniversary of the grant date, subject to certain exceptions specified in the Plan. No nonemployee director may receive options to purchase more than 7,500 shares in any 12-month period.
The Company’s Nonemployee Director Deferred Compensation Plan permits nonemployee directors to defer all or a portion of their directors’ fees in accordance with applicable regulations under the Internal Revenue Code of 1986, as amended (the “Code”). Deferred amounts bear interest at the average interest rate of U.S. Treasury ten-year obligations. The Company’s obligation to pay deferred amounts is unfunded and is payable from general assets of the Company.
The Company’s Corporate Governance Guidelines establish guidelines for share ownership. Currently, all directors are expected to accumulate, over time, shares of Common Stock with a market value of at least $100,000.

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM (Item 2)

The Board has appointed the firm of Grant Thornton LLP to audit the accounts of the Company for fiscal 2018. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm is not a matter which is required to be submitted to a vote of shareholders, but the Board considers it appropriate for the shareholders to express or withhold their approval of the appointment. If shareholder ratification should be withheld, the Board would consider an alternative appointment for the succeeding fiscal year. The ratification requires the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting.
Fees Paid to the Independent Registered Public Accounting Firm
The table below shows aggregate fees for professional services rendered for the Company by Grant Thornton LLP for fiscal 2017 and 2016:

	2017	2016
	(in thousands)
Audit Fees	$661	$755
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$661	$755

Audit Fees for fiscal 2017 and 2016 consisted of fees associated with the audit of the Company’s consolidated financial statements and internal control over financial reporting included in the Company’s Annual Report on Form 10-K and reviews of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q.
Audit-Related Fees. The Company did not incur any Audit-Related Fees for fiscal 2017 and 2016.
Tax Fees. The Company did not incur any Tax Fees from Grant Thornton LLP for fiscal 2017 and 2016.
All Other Fees. The Company did not incur any other fees for fiscal 2017 and 2016.

 Preapproval Policies and Procedures
All auditing services provided by Grant Thornton LLP must be preapproved by the Finance and Audit Committee. Generally, this approval occurs each year at the August meeting of the Finance and Audit Committee for the subsequent fiscal year and as necessary during the rest of the fiscal year for unforeseen requests. The nonaudit services specified in Section 10A(g) of the Exchange Act may not be, and are not, provided by Grant Thornton LLP. Grant Thornton LLP provides a report to the Chair of the Finance and Audit Committee prior to each regularly scheduled Finance and Audit Committee meeting detailing all fees, by project, incurred by Grant Thornton LLP year-to-date and an estimate for the fiscal year. The Chair of the Finance and Audit Committee reviews such fees at each Finance and Audit Committee meeting. The Finance and Audit Committee periodically reviews these fees with the full Board. During fiscal 2017 and 2016, no preapproval requirements were waived for services included in the Audit-Related Fees, Tax Fees, and All Other Fees captions of the fee table above pursuant to the limited waiver provisions in applicable rules of the SEC.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (Item 3)

The Board is recommending that the shareholders approve the following advisory resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including disclosure under “Compensation Discussion and Analysis,” “Compensation Tables and Information,” and the related narrative discussion.
The Board recommends a vote FOR this resolution because it believes that the policies and practices described under “Compensation Discussion and Analysis” are effective in achieving the Company’s goals of linking pay to performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term operational and financial goals of the Company and linking executive performance to shareholder value.
The “Say-on-Pay” vote is required pursuant to Section 14A of the Exchange Act. The vote is advisory in nature and is non-binding on the Company.
We urge shareholders to read the disclosure under “Compensation Discussion and Analysis” beginning on page 30 of this Proxy Statement, as well as under “Compensation Tables and Information,” and the related narrative, beginning on page 35, which provide detailed information on the Company’s compensation policies and practices and the compensation of our Named Executive Officers.
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any Named Executive Officer and will not be binding on or overrule any decisions by the Executive Compensation Committee or the Board. Because we value our shareholders’ views, however, the Executive Compensation Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy.

THE BOARD RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (Item 4)
Under the Dodd-Frank Act, shareholders are also entitled to cast an advisory vote to indicate the frequency with which we should hold future advisory votes on executive compensation. Periodically, the Company will include in its proxy materials a resolution, subject to a non-binding shareholder vote, to approve the compensation of our named executive officers.
We are requesting your non-binding, advisory vote to determine whether the frequency of the vote to approve the compensation of our Named Executive Officers should be every one year, two years, or three years.
The Board of Directors recommends an annual advisory vote on executive compensation. We believe that an annual vote would provide us with timely feedback from our shareholders on executive compensation matters.
Although the vote on this proposal is non-binding, the Board of Directors and Executive Compensation Committee value the opinions of our shareholders and will take into account the outcome of the vote in considering the frequency of future advisory votes on the compensation of our named executive officers.
The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR "ONE YEAR" ON THE PROPOSAL CONCERNING THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

APPROVAL OF THE AMENDMENT NO. 1 TO THE
LUBY’S, INC. SECOND AMENDED AND RESTATED
NONEMPLOYEE DIRECTOR STOCK PLAN (Item 5)

We are asking you to approve Amendment No. 1 (the "Amendment") to the Second Amended and Restated Nonemployee Director Stock Plan (the "Plan"), which the Board approved on December 8, 2017. The Amendment will only become effective if approved by the stockholders at the Annual Meeting.

Of the 1,100,000 shares of common stock that were originally authorized under the Plan, only 88,280 shares of common stock remain for issuance, which is less than we need to retain qualified non-employee directors over the upcoming five years. Therefore, we are asking you to authorize an additional 1,000,000 shares for future issuance under the Plan, which will contribute to a potential additional dilution of approximately 3.95%. This potential dilution was calculated by adding (i) the total number of shares available for issuance under the Plan and (ii) all unvested shares and unexercised stock options previously awarded and outstanding under the Amended and Restated Nonemployee Director Stock Plan; divided by the total number of shares of outstanding common stock of the Company. The Company anticipates that the requested number of shares for the Plan will be sufficient to meet the needs of retaining our non-employee directors for at least five years.

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of our non-employee directors to those of the stockholders. We believe that to be successful, our non-employee directors need to think like owners. Our board of directors believes that the proposed increase of 1,000,000 shares available for issuance under the Plan is important to our continued success in attracting, motivating and retaining qualified directors with appropriate experience and ability, and to increase the alignment of interest of our non-employee directors with the interests of our stockholders.

Description of Amendment No. 1

The maximum number of shares of common stock currently authorized for issuance under the Plan is set at 1,100,000 shares. As of December 13, 2017, approximately 88,280 shares of common stock remained available for grants under the Plan. The Board of Directors approved Amendment No. 1, subject to stockholder approval at the Annual Meeting, in order to (i) increase the number of shares of our common stock available under the Plan by 1,000,000 shares, and (ii)  extend the term of the Plan through February 9, 2028.

Material Terms of the Plan

Summary. The following summary of the Plan, as amended by the Amendment, is qualified in its entirety by reference to the complete text of the Plan and the Amendment attached as Annex A to this Proxy Statement. The term "Company" as used in this summary refers only to Luby’s, Inc.

Purpose. The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract and retain the services of experienced and knowledgeable directors. To accomplish these objectives, the Plan authorizes (i) award of options to purchase shares of the Company’s common stock, (ii) award of shares of restricted stock, (iii) the purchase of restricted stock out of retainer and meeting fees paid to our non-employee directors, and (iv) the award of an additional twenty percent (20%) of the number of shares of any restricted stock purchased by a non-employee director in excess of the amount of retainer and meeting fees which the Board requires be paid in restricted stock each year, thereby encouraging non-employee directors to acquire an increased economic interest in the Company.

Administration. The Plan will be administered by the Board of Directors.

Types of Awards. The Plan authorizes the award of restricted stock and the granting of options. Options granted under the Plan will be options which do not meet the requirements of Section 422 of the Internal Revenue Code.

Participants. Persons entitled to participate under the Plan are only directors of the Company who are not employees of the Company or a subsidiary of the Company or any other business entity in which the Company, directly or indirectly, owns 50% or more of the capital or profits interest. The current Board of Directors will be comprised of seven nonemployee directors as of the date of the Annual Meeting.

Shares. Subject to the adjustment provisions of the Plan, the number of shares which may be issued in connection with restricted stock awards and restricted stock purchases is formulaic, and the number of shares which may be issued in connection with the exercise of options may not exceed 7,500 shares per Nonemployee Director per calendar year.

Grants. The Board of Directors shall select the non-employee directors who are to be granted awards of restricted stock and options under the Plan and shall determine the terms, conditions, and limitations applicable to each such award or option.

Adjustments. In the event of changes in outstanding shares of the Company’s common stock described in the Plan, appropriate adjustments in the shares as to which options are granted shall be made so that the proportionate interest of each optionee shall be maintained.

Price. The purchase price for any restricted stock, and the purchase price for shares of common stock payable upon exercise of the options, shall be 100% of fair market value on the date of grant of the restricted stock or the option, determined with reference to the average of the highest and lowest sales price of the Company’s common stock on the New York Stock Exchange. The market value of the Company’s common stock was $2.77 per share on December 13, 2017, the average of the highest and lowest sales price for the common stock.

Payment. Payment for shares purchased upon the exercise of an option may be made in cash, in shares of the Company’s common stock, or in a combination of the two, at the time of purchase.

Restricted Stock Terms. Each share of restricted stock granted pursuant to an award or purchased by a non-employee director out of retainer or meeting fees shall not be transferable for a period of three years from the date of grant or until the date on which the holder ceases to be a director of the Company, whichever first occurs.

Option Terms. Each option granted under the Plan shall terminate ten years from the date of grant or one year from the date on which the optionee ceases to be a director of the Company, whichever first occurs. An option may not be exercised prior to the expiration of one year from the date of grant, with certain exceptions. Each option becomes exercisable immediately in the event of (i) death of the optionee, (ii) resignation or removal of the optionee as a director because of long-term disability, (iii) resignation of the optionee as a director after having served at least two full terms, and (iv) expiration of the optionee’s term without being reelected after having served at least two full terms.

Transferability. An option shall not be assignable or transferable other than by will or the laws of descent and distribution. During an optionee’s lifetime, an option can be exercised only by the optionee or his or her guardian or legal representative. Shares of restricted stock are not assignable or transferable until the period of restriction on transferability terminates.

Amendment, and Termination. To the extent permitted by law, the Board of Directors may amend, suspend, or terminate the Plan. However, stockholder approval is required of any amendment which (i) increases the maximum number of shares issuable under the Plan other than pursuant to the adjustment provisions, (ii) changes the class of persons eligible to receive options and restricted stock, or (iii) must be approved by stockholders under rules of the Securities and Exchange Commission and the New York Stock Exchange.

Term. The Plan is currently scheduled to terminate on January 25, 2023. In the event Item No. 5 contained in this Proxy Statement is approved by our stockholders, the Plan will terminate on February 9, 2028.

New Plan Benefits
Awards are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan.
THE BOARD OF DIRECTORS HAS APPROVED AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED DIRECTOR STOCK PLAN AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE PLAN.

SHAREHOLDER PROPOSAL (Item 6)

The Humane Society of the United States ("HSUS"), the proponent of the following shareholder proposal has notified the Company that it intends to cause the proposal set out below to be presented at the Annual Meeting. HSUS's address is 2100 L Street, NW Washington, D.C. 20037. If the proponent, or a representative of the proponent who is qualified under state law, is present and submits the proposal for a vote, then the proposal will be voted upon at the Annual Meeting. In accordance with federal securities regulations, we have included the proposal and its supporting statement exactly as submitted by the proponent. We are not responsible for the truthfulness or accuracy of any of the material provided by the proponent.

THE BOARD OF DIRECTORS TAKES NO POSITION ON THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL NOT BE VOTED FOR OR AGAINST THIS PROPOSAL.

Proponent's Proposal

RESOLVED, that shareholders request that Luby's disclose risks the company may face from animal welfare issues in its supply chain, and how it's mitigating those risks ("animal welfare disclosure"). This should be made within six months after the 2018 annual meeting, at reasonable cost, omit proprietary information, and include: animal abuse principles used to frame the disclosure; metrics used to track and measure Luby's impact on animal welfare; and actual and/or potential risks-including, but not limited to those regarding its suppliers' methods of breeding, raising and processing poultry.

ANALYSIS:

Contact: LUBshareholders@gmail.com

Virtually all major U.S. food companies have disclosures about how they mitigate animal welfare risks in their supply chains-including McDonald's, Burger King, Wendy's and hundreds more of the largest restaurants, supermarkets, foodservice companies and food manufacturers.

Top chains are now even advertising around this. "Why are we rethinking the chicken and the egg?" asks a full page McDonald's advertisement publicizing its animal welfare work. "In this case, the chicken comes before the egg" touts a full page ad Denny's ran in USA Today about its animal welfare policies.

Luby's, however, is an outlier-having disclosed no animal welfare policies or practices.

Meanwhile, experts agree that animal welfare concerns can adversely affect shareholder value:

•	Citigroup-a Luby's shareholder-concludes that "headline risks" endangering restaurants include "concerns over animal cruelty."

•	"In the case of animal welfare," reports the World Bank's International Finance Corporation, "failure to keep pace...could put companies and their investors at a competitive disadvantage."

•
Northern Trust-a Luby's shareholder-reports that it, "generally votes for proposals requesting increased disclosure or reporting regarding animal treatment issues that may impact a company's operations and products...especially in relation to food production."

•	Glass Lewis reports: a company "should consider its exposure to regulatory, legal and reputational risk due to its animal welfare policies and practices."

•
The Food Marketing Institute reports: "Shoppers prioritize animal welfare second only to employment practices" and concludes that, "Animal welfare must now therefore be considered as a shopper value that retailers need to manage towards."

Yet Luby's-unlike its competitors-lacks disclosure around how (if at all) it mitigates those risks.

This proposal would simply help Luby's identify and mitigate animal abuse in its supply chain and allow shareholders to understand its potential impact on shareholder value. As such, shareholders are urged to vote FOR this proposal.

CORPORATE GOVERNANCE

Committees of the Board
The Board currently maintains the following standing committees: Finance and Audit, Nominating and Corporate Governance, Personnel and Administrative Policy, Executive Compensation, and Executive. All committees meet as necessary to fulfill their responsibilities. The Board has directed each committee to consider matters within its areas of responsibility and to make recommendations to the full Board for action on these matters. Only the Executive Committee is empowered to act on behalf of the Board, and the specific powers of that committee may be exercised only in extraordinary circumstances.
Finance and Audit Committee
The Finance and Audit Committee is a standing audit committee established to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. Its primary functions are to monitor and evaluate corporate financial plans and performance and to assist the Board in monitoring: (1) the integrity of the financial statements of the Company; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications and independence of the Company’s independent registered public accounting firm; (4) the performance of the Company’s internal audit function and its independent registered public accounting firm; and (5) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Management is responsible for preparing the financial statements, and the independent registered public accounting firm is responsible for auditing those financial statements. The Finance and Audit Committee is also directly responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm and the preparation of the Finance and Audit Committee Report below. A copy of the current Finance and Audit Committee Charter adopted by the Board is available in print to any shareholder upon request and can be found on the Company’s website at www.lubysinc.com. All members of the Finance and Audit Committee are independent directors as described under “Corporate Governance Guidelines-Director Independence” on page 24. The Finance and Audit Committee met eleven times during the last fiscal year.
The Board determined that Gasper Mir, III and Joe C. McKinney are “audit committee financial experts” as defined in rules of the SEC adopted pursuant to the Sarbanes-Oxley Act of 2002 and each is “independent” as independence for audit committee members is defined in the corporate governance standards of the NYSE.
At least quarterly, members of the Finance and Audit Committee have the opportunity to meet privately with representatives of the Company’s independent registered public accounting firm and with the Company’s internal auditor.
As of August 30, 2017, the members of the Finance and Audit Committee were: Joe C. McKinney (Chair); Gerald Bodzy (Vice-Chair); and Gasper Mir, III.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is a standing committee of the Board whose primary functions are: (1) to maintain oversight of the development, structure, performance, and evaluation of the Board; (2) to seek and recommend candidates to fill vacancies on the Board; (3) to recommend appropriate Board action on renewal terms of service for incumbent members as their terms near completion; (4) to review compensation paid to non-management directors; (5) to review the Company’s Enterprise Risk Management framework and programs; and (6) to develop and periodically review the Company’s Corporate Governance Guidelines and recommend such changes as may be determined appropriate to the Board so as to reflect the responsibilities of the Board and the manner in which the enterprise should be governed in compliance with best practices. A copy of the current Nominating and Corporate Governance Committee Charter is available in print to any shareholder upon request and can be found on the Company’s website at www.lubysinc.com. All members of the Nominating and Corporate Governance Committee are independent directors as described below. The Nominating and Corporate Governance Committee met three times during the last fiscal year.
As of August 30, 2017, the members of the Nominating and Corporate Governance Committee were: Gasper Mir, III (Chair); Judith B. Craven (Vice-Chair); Jill Griffin; Joe C. McKinney; and Arthur R. Emerson.
Personnel and Administrative Policy Committee
The primary functions of the Personnel and Administrative Policy Committee are to monitor and evaluate the policies and practices of: (1) human resource management and administration; (2) management development; (3) non-executive officer compensation and benefits; (4) savings and investment plan administration; (5) marketing and public relations strategies; (6) loss prevention, quality assurance, and food safety policies and procedures; and (7) investor relations and communications on matters other than financial reporting. The Personnel and Administrative Policy Committee met four times during the last fiscal year.
As of August 30, 2017, the members of the Personnel and Administrative Policy Committee were: Jill Griffin (Chair); Judith B. Craven (Vice-Chair); Arthur R. Emerson; Frank Markantonis; and Harris J. Pappas.

Executive Compensation Committee
The Executive Compensation Committee is a standing committee of the Board, consisting of independent directors, whose primary functions are: (1) to discharge the Board’s responsibilities relating to compensation of our Named Executive Officers and (2) to communicate to shareholders the Company’s executive compensation policies and the reasoning behind such policies. The Executive Compensation Committee may delegate its responsibilities to a subcommittee consisting of one or more of its members. The Executive Compensation Committee Charter is available in print to any shareholder upon request and can be found on the Company’s website at www.lubysinc.com. All members of the Executive Compensation Committee are independent directors as described under “Corporate Governance Guidelines—Director Independence” on page 24. The Executive Compensation Committee met four times during the last fiscal year.
For information concerning policies and procedures relating to the consideration and determination of executive compensation, including the role of the Executive Compensation Committee, see “Compensation Discussion and Analysis” beginning on page 30. For the report of the Executive Compensation Committee concerning the Compensation Discussion and Analysis, see “Executive Compensation Committee Report” on page 35.
As of August 30, 2017, the members of the Executive Compensation Committee were: Arthur R. Emerson (Chair); Judith B. Craven (Vice-Chair); Jill Griffin; and Gerald Bodzy.
Compensation Committee Interlocks and Insider Participation. During fiscal 2017, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers served on the Executive Compensation Committee. No current or past officer serves on the Executive Compensation Committee.
Executive Committee
The primary functions of the Executive Committee are: (1) to facilitate action by the Board between meetings of the Board; and (2) to develop and periodically review the Company’s standing committee charters. The Executive Committee met one time during the last fiscal year.
As of August 30, 2017, the members of the Executive Committee were: Gasper Mir, III (Chair); Judith B. Craven (Vice-Chair); Jill Griffin; Arthur R. Emerson; Joe C. McKinney; Christopher J. Pappas; and Peter Tropoli.
Nominations for Directors
The Nominating and Corporate Governance Committee considers candidates for Board membership recommended by its members and other Board members, as well as management and shareholders. The Nominating and Corporate Governance Committee may retain a third-party search firm to assist it in identifying candidates. The Nominating and Corporate Governance Committee will consider director candidates whose recommendations are timely submitted by our shareholders in accordance with the notice provisions discussed below under “Shareholder Proposals for 2019 Annual Meeting.”
Once the Nominating and Corporate Governance Committee has identified a prospective nominee, or received a recommendation for a prospective nominee, the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the prospective nominee. The initial determination is based on the information provided to the Nominating and Corporate Governance Committee with the recommendation of the prospective candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the prospective nominee, which may be supplemented by inquiries of the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.
If the Nominating and Corporate Governance Committee determines, in consultation with the Board, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the prospective nominee against the minimum standards and qualifications set out in the Company’s Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, including:

•	a candidate’s expertise and experience;

•	independence (as defined by applicable rules promulgated by the NYSE and the SEC);

•	financial literacy and understanding of business strategy, business environment, corporate governance, and board operation knowledge;

•	commitment to the Company’s core values;

•	skills, expertise, independence of mind, and integrity;

•	relationships with the Company;

•	service on the boards of directors of other companies;

•	openness, ability to work as part of a team and willingness to commit the required time; and

•	familiarity with the Company and its industry.
The Nominating and Corporate Governance Committee also considers the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board and other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, and the need for Finance and Audit Committee expertise. While no formal diversity policy exists, diversity is considered as one factor of many in evaluating prospective nominees, and the Nominating and Corporate Governance Committee believes that its evaluation of diversity as a factor in evaluating prospective nominees is effective.
In connection with its evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee; in addition, if warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, may interview prospective nominees in person. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.
The Company did not pay any third party a fee to assist in the process of identifying or evaluating nominees for election at the Annual Meeting.

CORPORATE GOVERNANCE GUIDELINES

The Company maintains Corporate Governance Guidelines evidencing the views of the Company on such matters as the role and responsibilities of the Board, composition of the Board, Board leadership, functioning of the Board, functioning of committees of the Board, and other matters. These guidelines are reviewed annually and modified when deemed appropriate by the Board. The current version of the Company’s Corporate Governance Guidelines are available in print to any shareholder upon request and can be found on the Company’s website at www.lubysinc.com.
Director Independence
The Board has evaluated the independence of the members of the Board under the Luby’s Director Independence Test. In conducting this evaluation, the Board considered transactions and relationships between each director or his or her immediate family and the Company to determine whether any such transactions or relationships were material and, therefore, inconsistent with a determination that each such director is independent. Based upon that evaluation, the Board determined that the following directors have no material relationship with us and, thus, are independent:

Judith B. Craven
Arthur R. Emerson
Jill Griffin
Joe C. McKinney
Gasper Mir, III
Gerald Bodzy
The Board also has determined that each member of the Finance and Audit Committee, the Nominating and Corporate Governance Committee, and the Executive Compensation Committee meets the independence requirements applicable to such committees required by the NYSE, the SEC, and the Internal Revenue Service. The Luby’s Director Independence Test is available in print to any shareholder upon request and can be found on the Company’s website at www.lubysinc.com.
Resignation of Directors
Any director may resign at any time by giving notice in writing or by electronic transmission to the Board or the Secretary of the Company.
Executive Session Meetings of Non-Management Directors
Non-management directors regularly meet in executive sessions, without the presence of management directors or executive officers of the Company.
Board Leadership Structure and Presiding Director
Currently, the offices of Chairman and Chief Executive Officer are separate. Corporate policy allows for the separation of these offices to preserve flexibility for the Board regarding the selection of Chairman and Chief Executive Officer and the independence of these positions, although it is not mandated.
The Chairman of the Board currently presides over the executive sessions of non-management directors. If the offices of Chief Executive Officer and Chairman are not separate or, for any other reason, the Chairman is not independent, the independent directors will elect one of the independent directors to preside over the executive sessions of non-management directors.
Board Member Meeting Attendance
Directors are expected to attend Board meetings and meetings of the Committees on which they serve, to spend the time needed, and to meet as frequently as necessary to properly discharge their responsibilities. During fiscal 2017, the Board held nine meetings. Each Director attended at least 90% of the meetings of the Board and Committees on which he or she served. All of the Company’s Directors attended the 2017 annual meeting of shareholders of the Company and the Company expects that all continuing members of the Board will be present at the Annual Meeting.
The Board’s Role in Risk Oversight
The Board considers the effective oversight of risk important to running a successful business and in fulfilling its fiduciary responsibilities to the Company and its stockholders. In addition to the Chief Executive Officer, General Counsel, Vice President of Risk Management, and other members of our senior leadership team who are responsible for the day-to-day management of risk, the Board is responsible for ensuring that an appropriate culture of risk management exists within the Company and for overseeing its risk profile and assisting management in addressing specific risks, such as operational risks, strategic and competitive risks, financial risks, brand and reputation risks, and legal and regulatory risks.

Strategic, operational, and competitive risks, as well as the steps management has taken or will take to mitigate these risks, are presented, reviewed, and discussed at regular meetings of the Board and its committees. Additionally, at each quarterly meeting, or more often as necessary, the General Counsel presents to the Board an update on material legal and regulatory matters.
The Nominating and Corporate Governance Committee is responsible for reviewing our Enterprise Risk Management, or ERM, framework and programs, as well as the framework by which management discusses our risk profile and risk exposures with the full board and its committees.
The Finance and Audit Committee meets regularly with our Chief Financial Officer, our internal auditor, independent registered public accounting firm, General Counsel, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, key operational risks, and ERM framework and programs.
The Executive Compensation Committee and Personnel and Administrative Policy Committee are responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. They are also charged with monitoring our incentive and equity-based compensation plans, including employee pension and benefit plans.
The Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including board and committee composition, board size and structure, director independence, and our corporate governance profile and ratings. The Committee also is actively engaged in overseeing risks associated with succession planning for the Board and the Company’s management.
Code of Conduct and Ethics for All Directors, Officers, and Employees
The Board has adopted a Policy Guide on Standards of Conduct and Ethics, which is applicable to all directors, officers, and employees. The intent of the Policy Guide on Standards of Conduct and Ethics is to promote observance of fundamental principles of honesty, loyalty, fairness, and forthrightness and adherence to the letter and spirit of the law. Waivers of any part of the Policy Guide on Standards of Conduct and Ethics for any director or executive officer are permitted only by a vote of the Board or a designated Board committee that will ascertain whether a waiver is appropriate under all the circumstances. The Company intends to disclose any waivers of the Policy Guide on Standards of Conduct and Ethics granted to directors and executive officers in print to any shareholder upon request and will also disclose such waivers on the Company’s website at www.lubysinc.com.
Copies of the Policy Guide on Standards of Conduct and Ethics are available in print to shareholders upon request and can be found on the Company’s website at www.lubysinc.com.
Code of Ethics for the Chief Executive Officer and Senior Financial Officers
The Board has adopted a Supplemental Standards of Conduct and Ethics that apply to the Company’s Chief Executive Officer, Chief Financial Officer, Controller, and all senior financial officers (“Senior Officers’ Code”). The Senior Officers’ Code is designed to deter wrongdoing and to promote, among other things:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

•	compliance with all securities laws and other laws, rules and regulations applicable to the Company and the operation of its business;

•	the prompt internal reporting to an appropriate person or persons identified in the Senior Officers’ Code of violations of the Senior Officers’ Code; and

•	accountability for adherence to the Senior Officers’ Code.
Waivers of the Senior Officers’ Code for the Chief Executive Officer, Chief Financial Officer, and the Controller are permitted only by a vote of the Board or a designated Board committee that will ascertain whether a waiver is appropriate under all the circumstances. The Company intends to disclose any waivers of the Senior Officers’ Code granted to the Chief Executive Officer, Chief Financial Officer, or the Controller on the Company’s website at www.lubysinc.com and in print to any shareholder upon request.
Copies of the Senior Officers’ Code are available in print to shareholders upon request and can be found on the Company’s website at www.lubysinc.com.
Receipt and Retention of Complaints Regarding Accounting and Auditing Matters
To facilitate the reporting of questionable accounting, internal accounting controls, or auditing matters, the Company has established an anonymous reporting hotline through which employees can submit complaints on a confidential and anonymous basis. Any concerns regarding accounting, internal accounting controls, auditing, or other disclosure matters reported on the hotline are reported to the Chair of the Finance and Audit Committee. These reports are confidential and anonymous. Procedures are in place to investigate all reports received by the hotline relating to questionable accounting, internal accounting controls, or auditing matters and to take any corrective action, if necessary. The Finance and Audit Committee is notified of these reports at every quarterly committee meeting, or sooner if necessary.
Any person who has concerns regarding accounting, internal accounting controls, or auditing matters may address them to the attention of Chair, Finance and Audit Committee, Luby’s, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.
Nonretaliation for Reporting
The Company’s policies prohibit retaliation against any director, officer, or employee for any report made in good faith. However, if the reporting individual was involved in improper activity, the individual may be appropriately disciplined even if he or she was the one who disclosed the matter to the Company. In these circumstances, the Company may consider the conduct of the reporting individual in promptly reporting the information as a mitigating factor in any disciplinary decision.
Shareholder Communications to the Board
Shareholders and other parties interested in communicating directly with the Chairman of the Board, the non-management directors as a group or the Board itself regarding the Company may do so by writing to the Chairman of the Board, in care of the Corporate Secretary at Luby’s, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.
The Board has approved a process for handling letters received by the Company and addressed to non-management members of the Board. Under that process, the Corporate Secretary reviews all such correspondence that, in the opinion of the Corporate Secretary, deals with the function of the Board or committees thereof or that the Corporate Secretary otherwise determines requires the Board’s attention. Directors may at any time request copies of all correspondence received by the Company that is addressed to members of the Board. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures that the Finance and Audit Committee has established with respect to such matters.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and any persons beneficially owning more than ten percent of the outstanding shares of our Common Stock to report their initial ownership of Common Stock and any subsequent changes in that ownership to the SEC and the NYSE, and to provide copies of such reports to the Company. Based upon the Company’s review of copies of such reports received by the Company and written representations of its directors and executive officers, the Company believes that during the fiscal year ended August 30, 2017.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transactions
On July 23, 2002, the Company entered into an Indemnification Agreement with each member of the Board under which the Company obligated itself to indemnify each director to the fullest extent permitted by applicable law so that he or she will continue to serve the Company free from undue concern regarding liabilities. The Company has also entered into an Indemnification Agreement with each person becoming a member of the Board since July 23, 2002. The Board has determined that uncertainties relating to liability insurance and indemnification have made it advisable to provide directors with assurance that liability protection will be available in the future.
The Company obtains certain goods and/or services from entities owned or controlled by Christopher J. Pappas, President and Chief Executive Officer of the Company, and Harris J. Pappas, a member of the Board (the “Pappas Entities”), pursuant to the terms of an Amended and Restated Master Sales Agreement, dated August 2, 2017 (the “Master Sales Agreement”). Under the terms of the Master Sales Agreement, the Pappas Entities may provide specialized (customized) equipment fabrication and basic equipment maintenance, including stainless steel stoves, shelving, rolling carts, and chef tables. During fiscal 2017, the Pappas Entities provided goods to the Company under the Master Sales Agreement in the amount of approximately $4,000. Consistent with past practices, the Finance and Audit Committee, consisting entirely of independent directors, reviewed on a quarterly basis all applicable amounts related to the Master Sales Agreement.
The Company anticipates that payments to the Pappas Entities under the Master Sales Agreement during fiscal 2018, if any, will be primarily for goods purchased pursuant to the terms of the Master Sales Agreement. In the opinion of the Finance and Audit Committee, the fees paid by the Company for such goods and/or services are primarily at or below what the Company would pay for comparable goods and/or services (if available) from a party unaffiliated with the Company.
In the third quarter fiscal 2004, Messrs. Pappas became partners in a limited partnership which purchased a retail strip center in Houston, Texas. Messrs. Pappas collectively own a 50% limited partner interest and a 50% general partner interest in the limited partnership. A third party company manages the center. One of the Company’s restaurants has rented approximately 7% of the space in that center since July 1969. No changes were made to the Company’s lease terms as a result of the transfer of ownership of the center to the new partnership. On November 22, 2006, due to the approaching expiration of the previous lease, the Company executed a new lease agreement with respect to this property. The new lease agreement was approved by the Finance and Audit Committee and provided for a primary term of approximately 12 years with two subsequent five-year options. The new lease was effective upon the Company’s relocation and occupancy into the new space in July 2008. Additionally, under the terms of the lease, the landlord has an option to buy out the lease on or after calendar year 2015 by paying the then unamortized cost of improvements to the Company. Through the end of calendar year 2017, the Company pays $22.00 per square foot plus maintenance, taxes, and insurance, which resulted in lease payments of $418,943 during fiscal 2017, and $110,109 from August 30, 2017 to December 1, 2017. The lease provides for increases in rent at set intervals.
In the third quarter fiscal 2014, an entity owned or controlled by Messrs. Pappas purchased from the Company’s landlord, the land underlying one of the Company’s Fuddruckers restaurants in Houston, Texas, which was contiguous to other land owned by the same entity. One of the Company’s restaurants has rented that property since July 1996, and the property was previously one of several properties included on the Master Lease, dated November 24, 1998, between Spirit Master Funding, LLC and Luby’s Fuddruckers Restaurants, LLC, as amended (the “Master Lease”). On March 12, 2014, the Company executed a new ground lease agreement (the “Ground Lease”) severing this property from the Master Lease. The terms of the Ground Lease are substantially similar to the Master Lease and provide for a primary term of approximately 6 years with two subsequent five-year options. Pursuant to the Ground Lease, the Company pays $28.06 per square foot plus maintenance, taxes, and insurance from March 12, 2014 until November 30, 2016. Thereafter, the Ground Lease provides for increases in rent at set intervals. The Company made lease payments of $162,311 during fiscal 2017, and $43,633 from August 30, 2017 to December 1, 2017.
Policies and Procedures Regarding Related Person Transactions
The Board has adopted a written Related Person Transaction Approval Policy, which requires the Finance and Audit Committee to review each related person transaction (as defined below) and determine whether it will approve or ratify that transaction.
For purposes of the policy, a “related person transaction” is any transaction, arrangement, or relationship where the Company is a participant, the Related Person (defined below) had, has, or will have a direct or indirect material interest and the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related Person” includes: (a) any person who is or was (at any time during the last fiscal year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of the Company’s voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 5% beneficial ownership interest.

In determining whether a related person transaction will be approved or ratified, the Finance and Audit Committee may consider factors such as: (a) the extent of the Related Person’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not Related Persons; (d) the benefit to the Company; and (e) the aggregate value of the transaction.

EXECUTIVE OFFICERS
Certain information is set forth below concerning the executive officers of the Company, each of whom has been elected to serve until his successor is duly elected and qualified:

Name	Served as Officer Since	Positions with Luby's, Inc.	Age
Christopher J. Pappas	2001	President and CEO (since March 2001)	70

K. Scott Gray	2005	Senior Vice President and CFO (since April 2007); Vice President of Finance (October 2005 to April 2007).	48

Peter Tropoli	2001	Chief Operating Officer (since April 2011); Senior Vice President-Administration and General Counsel (March 2001 to April 2011); Secretary (January 2006 to April 2011).	45

COMPENSATION DISCUSSION AND ANALYSIS
In our Compensation Discussion and Analysis, we:

•	describe our goals for compensating our Named Executive Officers;

•
describe how we designed our compensation program and explain how executive compensation decisions reflect both the Company’s business performance and the individual performance goals for each of our Named Executive Officers; and

•	explain the tables and other disclosures that follow.

Our “Named Executive Officers” are identified in the Summary Compensation Table on page 35.
EXECUTIVE SUMMARY
This section highlights key actions taken by the Executive Compensation Committee to further align the interests of our Named Executive Officers with those of our shareholders and realize our pay for performance position.
The Company’s executive compensation program (the “program”) is designed to enable the Company to execute its business objectives by attracting, retaining, and motivating the highest quality of management talent. The program serves to incent and reward executive performance, with the objective of enhancing shareholder value over the long term and encouraging long-term retention of executive officers. The Company’s annual compensation plans are typically determined around the beginning of each fiscal year and resulting amounts are paid during the beginning of the following fiscal year after disclosure of the prior fiscal year’s results.
The Executive Compensation Committee evaluates the effectiveness of the program in meeting its objectives and in light of the Company’s performance for the prior fiscal year, competitive compensation data, evaluation of each executive’s contribution to the Company’s performance, each executive’s experience, responsibilities, management abilities, and other individual criteria. The Executive Compensation Committee advises the Board on executive compensation and typically makes recommendations to the Board for approval of the compensation for executive officers.
In fiscal 2017, much of the Company’s strategic focus centered on raising earnings through sales improvements and improved operations, including closing under-performing units and the sale of assets to reduce outstanding debt. Management initiatives led to a $1.2 million increase in culinary contract services revenue, a reduction of selling, general and administrative expenses by $4.5 million, the closure of nine underperforming company-owned restaurants which were previously responsible for $2.1 million in pre-tax losses, reduced capital expenditures, and a 17% decrease in outstanding debt. The Company further improved operations and successfully opened one new Company-owned restaurant and eight franchise restaurants. Management also led further development of the Company’s Fuddruckers franchisee pipeline through execution of development agreements with new and existing franchisees. Management’s continued focus is on supporting and enhancing the Company’s legacy restaurants through consistent execution and new product and service innovation.

Summary of fiscal 2017 Compensation Activity
In fiscal 2017, our Named Executive Officers did not earn non-equity incentive compensation. Short-term incentive compensation was determined around the beginning of the fiscal year in accordance with the program. Short-term non-equity incentive compensation paid during the beginning of fiscal 2017 correlates with the fiscal 2016 executive compensation plan. Base salaries of the Company’s executive officers were set in accordance with market and industry levels.
EXECUTIVE COMPENSATION OVERVIEW
The program is designed to enable the Company to execute its business objectives by attracting, retaining, and motivating the highest quality of management talent. The program serves to incent and reward executive performance, with the objective of enhancing shareholder value over the long term and encouraging long-term retention of executive officers. As such, each element of compensation is an integral part of achieving this purpose. In addition, the Company strives to remain competitive by balancing all elements of compensation.
The Executive Compensation Committee annually evaluates the effectiveness of the program in meeting its objectives, annually advises the Board on the compensation to be paid to the Company’s executive officers and approves the compensation for executive officers. In addition, the Company annually provides shareholders with an advisory vote to approve the Company’s executive compensation as required under Section 14A of the Exchange Act. At the Company’s 2017 annual meeting of shareholders, shareholders expressed substantial support for the compensation of our Named Executive Officers, with approximately 90 percent of votes cast for approval of the advisory vote. The Executive Compensation Committee evaluated the results of the 2017 advisory vote at its May 10, 2017 meeting. The Executive Compensation Committee also considered many other factors in its evaluation of the Company’s executive compensation program, including reference to the Company’s performance for the prior fiscal year, competitive compensation data, evaluation of each executive’s contribution to the Company’s performance, each executive’s experience, responsibilities, management abilities, and other individual criteria it deems appropriate. While each of these factors bore on the Executive Compensation Committee’s decisions regarding the compensation of our Named Executive Officers, the Executive Compensation Committee did not make any changes to the Company’s executive compensation program and policies as a result of the 2017 advisory vote on the compensation of our Named Executive Officers.
The Company’s executive compensation program currently consists of three main components:

•	base salary;

•	a performance-based annual non-equity incentive award; and

•	performance-based short-term and long-term equity incentive awards.
The dollar value of performance-based short-term and long-term incentive equity compensation awards is typically divided between stock options and long-term grants of Common Stock. Fifty percent of such dollar value consists of stock option grants and is referred to as the “Short-Term Equity Incentive.” Although these awards are time-based, the Short-Term Equity Incentive is tied to an annual pre-budgeted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) number during the applicable fiscal year, and is subject to vesting schedules requiring continued service with the Company. The other fifty percent of such dollar value consists of grants of Common Stock at the end of a three-year period and referred to as the “Long-Term Equity Incentive.” The Long-Term Equity Incentive is tied to the cumulative relative Total Shareholder Return results for the Company over a three-year period.
The program does not include any pension benefits. None of our Named Executive Officers participate in any retirement or defined benefit plan maintained by the Company other than broad-based non-qualified retirement plans. The Company has no compensation agreements or benefits which provide for tax gross-ups. Further, executive officers do not receive perquisites and other personal benefits which exceed $10,000 in the aggregate for any executive officer in any fiscal year.
The Company currently has no salary continuation agreement, or change in control agreements having similar effect, with any employee of the Company other than the employment agreement with Christopher J. Pappas as described under “—Employment Agreement” below.
The Executive Compensation Committee administers the Company’s stock option, ownership, and any other equity-based compensation plans with respect to our Named Executive Officers.
Base Salaries
The Company seeks to compensate executive officers for their performance throughout the year with annual base salaries that are fair and competitive while being consistent with the Company’s position in the foodservice industry.
Base salaries are reviewed annually or biannually by the Executive Compensation Committee to ensure continuing consistency with the industry and the Company’s level of performance during the previous fiscal year. A third-party consultant, Towers Watson, provided benchmark information in fiscal 2015, through the use of peer and general industry data, which was used as a reference to assist the Executive Compensation Committee. See “—Benchmarking and Use of Third-Party Compensation Consultant” beginning on page 33.
Any increase in an executive officer’s base salary is intended to reflect the Company’s financial performance, individual performance, market conditions, and/or potential changes in the officer’s duties and responsibilities. On November 30, 2016, the Board approved an annual base salary of $500,000 for Christopher Pappas and $400,000 for Peter Tropoli.
The salary of the Chief Executive Officer is fixed according to his employment agreement, but it may be modified by the Board with consent of the Chief Executive Officer. See “—Employment Agreement” beginning on page 34 and “—Compensation of Chief Executive Officer” beginning on page 34. Members of the Executive Compensation Committee, along with members of the Finance and Audit Committee, were involved in advising the Board on the appropriateness and reasonableness of the compensation package for the Chief Executive Officer.
Future adjustments to base salaries and salary ranges will reflect average movement in the competitive market and peers as well as individual performance.
Non-Equity Incentive Compensation and Bonus
The Company’s annual non-equity incentive compensation is designed to be a balanced set of measures which blend Company-wide financial measures, process-improvement measures, and Company and individual business objectives. Corporate and individual performance objectives are established near the beginning of each fiscal year and monitored throughout the fiscal year. If earned, the annual incentive compensation is paid to each executive in the form of a cash payment that will vary according to the Company’s overall performance.

Towers Watson, a third-party consultant provided benchmark information in fiscal 2015 through the use of peer and general industry data, which was used as a reference to assist the Executive Compensation Committee. See “—Benchmarking and Use of Third-Party Compensation Consultant” beginning on page 33.
The Executive Compensation Committee believes that EBITDA is an important financial measure of executive performance. The measure allows for a reasonably accurate measure of executive performance relative to past periods, while minimizing the impact of non-operating factors, such as macroeconomic trends and acquisition integration. Accordingly, annual non-equity incentive compensation for all Named Executive Officers is determined by the Company’s performance relative to pre-determined goals that are based on EBITDA.
Further, the Executive Compensation Committee considers individual executive officer performance factors relative to each executive officer’s functions and area of responsibility. Such factors may include, without limitation: achievement of operational and management goals, revenue, profitability, return on investment, cost controls, business development, and other enhancements of shareholder’s value.
The Executive Compensation Committee maintains full discretion with regard to annual incentive compensation, including the ability to grant an additional discretionary cash bonus at fiscal year-end and may decide to award or withhold an incentive compensation award for an individual based upon overall Company performance or upon each participant’s individual performance during the year, and the performance factors that the Executive Compensation Committee reviews differs from year to year.
Short-Term Equity Incentive Compensation
Short-term equity incentive compensation in the form of stock options and restricted stock units, is used to (1) incent performance that leads to enhanced shareholder value, (2) encourage retention of high quality talent, and (3) closely align the executive’s interests with shareholders’ long-term interests.
The stock option grants provide compensation to the optionee only to the extent the market price of the underlying stock increases between the date of grant and the date the option is exercised. The restricted stock unit grants provide compensation to the recipient based on the value of the Company's Common Stock on the date of grant and the date such restriction lapses.
Stock option and restricted stock unit grants are made toward the beginning of the fiscal year and are intended to incent the optionee through long-term compensation tied specifically to increases in the price of Common Stock from the date of such grant.
The Executive Compensation Committee typically considers the grants of stock options and restricted stock units to eligible executive officers and other officers on an annual basis for the above-stated goals.
The fair value of such stock options is calculated using the Black-Scholes option pricing model. The value of each stock option grant and restricted stock unit grant is determined relative to the Company’s size and market, the scope and responsibility of the individual, individual performance, share usage under the plan, employee qualifications and position, as well as peer and general industry data.
The stock option grants are granted at an exercise price equal to fair market value on the date of grant, and they typically vest 50% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and 25% on the third anniversary of the grant date. The stock option grants typically expire ten years from their grant date.
The restricted stock unit grants typically cliff vest on the third anniversary of the grant date.
Long-Term Equity Incentive Compensation
Long-term equity incentive compensation in the form of grants of Common Stock, earned at the end of a three-year period based on pre-determined metrics, are used to (1) incent performance that leads to enhanced shareholder value, (2) encourage retention, and (3) closely align the executive officer’s interests with shareholders’ long-term interests. These grants are based on the Company's relative cumulative three-year Total Shareholder Return performance as compared to the Total Shareholder Return of pre-determined peer companies over the same three-year period, and its value varies from 0% to 200% of a target amount.
The target value of an executive's long-term equity opportunity is determined relative to the Company’s size and its market, scope and responsibility of the individual, individual performance, share usage under the plan, employee qualifications and position, as well as peer and general industry data.
The Executive Compensation Committee typically reviews the grants of Common Stock to eligible executive officers and other officers on at least an annual basis.

The long-term equity incentive compensation awards are earned based primarily on the Company’s achievement of its relative Total Shareholder Return goals as compared to a peer group of companies. Long-term equity incentive compensation is earned at the end of a three-year period following the certification of the year-end results at the end of the third year after grant. The following chart summarizes the range of value earned based on our relative Total Shareholder Return, with performance between the Threshold, Target, and Maximum Performance Level being determined by interpolation:

Company achievement of budgeted target	Payout to Named Executive Officers based on predetermined incentive levels
Below Threshold Performance Level	No payout of incentive equity compensation
Threshold Performance Level	50% payout of incentive equity compensation
Target Performance Level	100% payout of incentive equity compensation
Maximum Performance Level	200% payout of incentive equity compensation
 All grants require Board approval and are typically presented at the first regularly scheduled Board meeting following the disclosure of fiscal year-end results. Neither the Company nor the Executive Compensation Committee has a program, plan, or practice to time grants of long-term equity incentive compensation awards or option grants to the Company’s executive officers in coordination with the release of material nonpublic information. Any stock option grants made to non-executive employees typically occur concurrently with grants to Named Executive Officers.
Benchmarking and Use of Third-Party Compensation Consultant
In prior years, the Executive Compensation Committee engaged a third-party compensation consultant, Towers Watson, to provide an assessment of the Company’s compensation structure for all of its officer positions and to evaluate their compensation relative to the marketplace. Towers Watson relied on its own annual incentive plan design surveys, its experience with general industry companies with annual revenues similar to that of the Company, and research from the proxy statements of companies considered peers of the Company. Towers Watson also developed marketplace base salary, target annual incentive opportunity, target total annual compensation, actual total annual compensation, long term incentive award level, target total direct compensation, and actual total direct compensation rates at the 25th, 50th, and 75th percentiles which were used as a reference to assist the Committee in designing and maintaining the Company’s compensation programs. Towers Watson reviewed all methods of compensation and compared the Company’s levels and method of compensation to a selected peer group. Target total direct compensation—base salary plus target non-equity incentive compensation and bonus plus long-term incentives—under the program was below the 25th percentile of the peer group data.
Role of Executive Officers
Of our Named Executive Officers, only the Chief Executive Officer has a role in determining executive compensation policies and programs. Within the parameters of the compensation policies established by the Executive Compensation Committee, the Chief Executive Officer makes preliminary recommendations for base salary adjustments and short-term and long-term incentive levels for the other Named Executive Officers. The Chief Executive Officer may base his recommendation on a variety of factors such as his appraisal of the officer’s performance and contribution to the Company and on market data.
Stock Ownership Guidelines
The Board has adopted guidelines for ownership of Common Stock by executive officers and directors to help demonstrate the alignment of the interests of the Company’s executive officers and directors with the interests of its shareholders. The amount of stock that a particular executive or director is required to hold is determined relative such person’s position with the Company. The guidelines provide that executives and directors are expected to attain the following levels of stock ownership within five years of their election to the specified director or officer position:

Position	Share Ownership
Chief Executive Officer, President	4 times annual base salary
Chief Operating Officer	2 times annual base salary
Senior Vice President	2 times annual base salary
Nonemployee Director	Shares with a market value of at least $100,000

Phantom stock and stock equivalents in the nonemployee director deferred compensation plan are considered Common Stock for purposes of the guidelines, as they are essentially awarded in lieu of cash compensation for Board services.

Employment Agreement
The Company entered into a new employment agreement with Christopher J. Pappas, the Company’s President and Chief Executive Officer on December 11, 2017. The employment agreement, as amended, expires on August 28, 2019, unless earlier terminated, and currently provides for a base annual salary of $500,000, plus potential bonus compensation in an amount that the independent directors of the Board or an authorized committee, shall determine, in its sole discretion. Please refer to “—Compensation of Chief Executive Officer” beginning on page 34 for more information regarding Mr. Pappas’ employment agreement.
The employment agreement provides that Mr. Pappas will be entitled to receive all compensation and benefits provided under the employment agreement on August 28, 2019, if (1) the Company terminates his employment “without cause” (as defined in the employment agreement) or (2) Mr. Pappas terminates the employment agreement for “good reason” (as defined in the employment agreement). For more information regarding potential payments under the employment agreement, please read “—Potential Payments upon Termination or Change in Control” beginning on page 38.
The Company does not have any agreements with any of its other officers, directors, or employees containing provisions governing the compensation and benefits that may be paid to any such person upon termination of employment or a change in control of the Company.
Compensation of Chief Executive Officer
Under his current employment agreement, Christopher J. Pappas was paid an annual base salary of approximately $500,000 in fiscal 2017. Mr. Pappas is eligible to receive potential annual cash bonuses and long-term equity incentives under his employment agreement in an amount that the independent directors of the Board or an authorized committee, shall determine. His Non-Equity Incentive Compensation is computed, similar to all Named Executive Officers, based upon the Company’s achievement of Board-approved goals relating to EBITDA. For more discussion regarding annual cash bonuses and long-term equity incentives, please read “—Non-Equity Incentive Compensation and Bonus,” “—Short-Term Equity Incentive Compensation” and “—Long-Term Equity Incentive Compensation” beginning on page 31.
Compensation and the Company’s Risk Management
The Company believes that our compensation policies and practices for our employees are appropriately structured and do not encourage decision making that could expose the Company to unreasonable risks of material adverse consequences. Furthermore, the Company employs a number of safeguards with respect to the compensation policies and practices which mitigate excessive risk-taking by our employees. These safeguards include: benchmarking compensation to market levels; focusing on long-term shareholder value creation; tying long-term incentive grants to objectives; issuing equity awards that vest over multi-year time horizons; and maintaining stock ownership guidelines for our officers.
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to the principal executive officer and the three other most highly compensated executive officers (other than the principal financial officer) in excess of $1 million in any calendar year. Compensation that qualifies as “performance based compensation” (as defined for purposes of Section 162(m)) is excluded from the $1 million limitation, and therefore remains fully deductible by the company that pays it. Options granted under Luby’s Incentive Stock Plan, as amended, have been structured to qualify as performance-based and thus would not be subject to this deduction limitation. In designing compensation plans and making compensation decisions, the Executive Compensation Committee may consider the potential deductibility of forms of compensation; however, it believes that compensation decisions should be made in the best interest of the Company and shareholders and not solely on the basis of maintaining the deductibility of compensation for federal income tax purposes. Although none of our Named Executive Officers reached the deduction limitation in fiscal 2017, the Executive Compensation Committee plans to continue to evaluate the Company’s salary, bonus, and incentive compensation programs to determine the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of Section 162(m).

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee reviewed and discussed the Company’s Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion, the Executive Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended August 30, 2017.
Executive Compensation Committee
Arthur R. Emerson (Chair)
Judith B. Craven (Vice-Chair)
Jill Griffin
Gerald Bodzy
COMPENSATION TABLES AND INFORMATION
Summary Compensation Table
The table below contains information concerning annual and long-term compensation of our Named Executive Officers (each an "Named Executive Officer") for the fiscal year ended August 30, 2017.
Awards granted during the beginning of fiscal 2017 relate to the earnings from the fiscal 2016 executive compensation plan.

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Grant Date Fair Value of Stock Awards (2)	Grant Date Fair Value of Options (3)	Non-Equity Incentive Plan Compensation	Change in Nonqualified Deferred Compen- sation Earnings	All Other Compensation (4)	Total
Christopher J. Pappas President and Chief Executive Officer	2017	$484,008	$—	$—	$—	$—	$—	$—	$484,008
	2016	479,769	—	245,250	—	—	—	—	725,019
	2015	462,000	225,000	141,675	225,285	—	—	—	1,053,960

K. Scott Gray Senior Vice President and Chief Financial Officer	2017	337,860	—	127,750	82,014	—	—	—	547,624
	2016	355,154	104,079	278,250	87,500	—	—	—	824,983
	2015	342,000	—	84,000	175,220	—	—	—	601,220

Peter Tropoli Chief Operating Officer	2017	388,567	—	164,248	105,448	—	—	—	658,263
	2016	376,554	133,903	359,850	114,600	—	—	—	984,907
	2015	362,608	—	129,675	200,253	—	—	—	692,536

(1)	In prior years, we had reported the Bonus in the year paid rather than the year earned. We have revised the prior year reported amounts to reflect the Bonus in the year earned.

(2)
The amounts shown in the "Stock Awards" column reflect the full aggregate grant date fair value of stock-based awards granted during fiscal year end August 30, 2017, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, as required by SEC rules, and do not reflect the actual value that may be recognized by each Named Executive Officer. Long-term equity incentive compensation is tied to relative Total Shareholder Return performance and such amount is based upon Monte Carlo simulations. In prior years, we had reported the fair value in the year vested instead of the year of grant. We have revised the prior year reported amounts to reflect the fair value of stock awards on the date of grant. For assumptions made in the valuation of the awards in this column, see Note 14, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended August 30, 2017, filed with the SEC.

(3)
The amounts shown in the "Options" column reflect the aggregate grant date fair value of option awards granted during fiscal year end August 30, 2017, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, as required by SEC rules, and do not reflect the actual value that may be recognized by each Named Executive Officer. For assumptions made in the valuation of the awards in this column, see Note 14, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended August 30, 2017, filed with the SEC.

(4)	Perquisites and other personal benefits that did not exceed $10,000 in the aggregate for any Named Executive Officer have been excluded.

The following table summarizes grants of plan-based awards made to each of our Named Executive Officers during the Company’s last fiscal year.
Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant date fair value of stock and Option awards ($)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Christopher J. Pappas	11/30/2016	113,000	225,000	450,000	—	—	—	—	—	—	—
K. Scott Gray	11/30/2016	88,000	175,000	350,000	87,500	175,000	350,000	20,540	49,406	4.26	169,514
Peter Tropoli	11/30/2016	113,000	225,000	450,000	112,500	225,000	450,000	26,408	63,523	4.26	217,946

(1)	Reflects estimated possible cash bonus awards payable to each Named Executive Officer. Please refer to “Non-Equity Incentive Compensation and Bonus” beginning on page 31.

(2)	Reflects estimated stock options granted under Luby’s Incentive Stock Plan. Please refer to “Short-Term Equity Incentive Compensation” beginning on page 32.

(3)
Reflects estimated range of payouts of Common Stock, granted at the end of a three-year period based on pre-determined metrics under Luby’s Incentive Stock Plan. Please refer to “Long-Term Equity Incentive Compensation” beginning on page 32. The amounts are awarded as a dollar value and will not be converted into a number of shares until the end of the three-year period, if they are earned. For the purpose of this table, the amounts reflect the closing price of the Company’s Common Stock on the grant date, $4.26.

(4)	Reflects Restricted Stock Units awarded under Luby’s Incentive Stock Plan.

The following table provides information regarding outstanding equity awards at fiscal year-end for each of our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(11)
Christopher J. Pappas	50,000	N/A	N/A	3.44	11/19/2019	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	7,500(5)	19,800	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	N/A	N/A	42,614(8)	112,500
	N/A	N/A	N/A	N/A	N/A	N/A	N/A	42,614(9)	112,500
K. Scott Gray	9,217	N/A	N/A	11.10	11/13/2017	N/A	N/A	N/A	N/A
	26,500	N/A	N/A	5.27	12/8/2018	N/A	N/A	N/A	N/A
	30,000	N/A	N/A	3.44	11/19/2019	N/A	N/A	N/A	N/A
	10,531	N/A	N/A	5.39	11/18/2020	N/A	N/A	N/A	N/A
	6,929	N/A	N/A	4.42	11/15/2021	N/A	N/A	N/A	N/A
	17,150	N/A	N/A	5.95	11/15/2022	N/A	N/A	N/A	N/A
	71,721	23,907(2)	N/A	4.49	1/23/2025	N/A	N/A	N/A	N/A
	22,787	22,786(3)	N/A	4.89	11/11/2025	N/A	N/A	N/A	N/A
	N/A	49,406(4)	N/A	4.26	11/30/2026	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	17,894(6)	47,240	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	20,540(7)	54,226	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	N/A	N/A	33,144(8)	87,500
	N/A	N/A	N/A	N/A	N/A	N/A	N/A	33,144(9)	87,500
	N/A	N/A	N/A	N/A	N/A	N/A	N/A	33,144(10)	87,500
Peter Tropoli	14,055	N/A	N/A	11.10	11/13/2017	N/A	N/A	N/A	N/A
	26,500	N/A	N/A	5.27	12/8/2018	N/A	N/A	N/A	N/A
	30,000	N/A	N/A	3.44	11/19/2019	N/A	N/A	N/A	N/A
	2,104	N/A	N/A	5.34	4/20/2021	N/A	N/A	N/A	N/A
	10,531	N/A	N/A	5.39	11/18/2020	N/A	N/A	N/A	N/A
	6,929	N/A	N/A	4.42	11/15/2021	N/A	N/A	N/A	N/A
	17,150	N/A	N/A	5.95	11/15/2022	N/A	N/A	N/A	N/A
	87,019	22,271(2)	N/A	4.49	1/23/2025	N/A	N/A	N/A	N/A
	29,854	29,853(3)	N/A	4.89	11/11/2025	N/A	N/A	N/A	N/A
	N/A	63,523(4)	N/A	4.26	11/30/2026	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	7,500(5)	19,800	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	23,443(6)	61,890	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	26,408(7)	69,717	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	N/A	N/A	37,879(8)	100,000
	N/A	N/A	N/A	N/A	N/A	N/A	N/A	42,614(9)	112,500
	N/A	N/A	N/A	N/A	N/A	N/A	N/A	42,614(10)	112,500

(1)
Except for the stock options granted to Mr. Pappas, which were granted pursuant to his employment agreements with the Company, the stock options were granted under the Company’s Incentive Stock Plan, as amended.

(2)	This option vests 50% on the first anniversary of the grant date, January 23, 2015, 25% on each of the next two anniversaries.

(3)	This option vests 50% on the first anniversary of the grant date, November 15, 2015, 25% on each of the next two anniversaries.

(4)	This option vests 50% on the first anniversary of the grant date, November 30, 2016, 25% on each of the next two anniversaries.

(5)	This award of restricted stock units vests on the third anniversary date of the grant date, January 23, 2015.

(6)	This award of restricted stock units vests on the third anniversary date of the grant date, November 11, 2015.

(7)	This award of restricted stock units vests on the third anniversary date of the grant date, November 30, 2016.

(8)	These awards of long-term equity incentive compensation are be made in the form of grants of Common Stock at the end of the Company's fiscal 2017.

(9)	These awards of long-term equity incentive compensation are be made in the form of grants of Common Stock at the end of the Company's fiscal 2018.

(10)	These awards of long-term equity incentive compensation are be made in the form of grants of Common Stock at the end of the Company's fiscal 2019.

(11)	Market value based on closing price of $2.64 on August 30, 2017.

The following table summarizes options exercised and stock awards that vested during the Company’s last fiscal year for each of the Named Executive Officers.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Christopher J. Pappas	—	—	—	$—
K. Scott Gray	—	—	—	—
Peter Tropoli	—	—	—	—

Potential Payments upon Termination or Change in Control
Trigger Events
The employment agreement between the Company and Christopher J. Pappas (“Executive”) will terminate upon the Executive’s death or upon the Executive’s disability, which is defined as his becoming incapacitated by accident, sickness or other circumstance that renders him physically or mentally unable to carry out the duties and services required of him under the employment agreement on a full-time basis for more than 120 days in any 180-day period. If a dispute arises between the Executive and the Company concerning the Executive’s physical or mental ability to continue or return to the performance of his duties as described above, the Executive is required to submit to an examination by a competent physician mutually agreeable to both parties or, if the parties are unable to agree, by a physician appointed by the president of the Harris County Medical Association, and that physician’s opinion will be final and binding.
The Company may terminate the Executive’s employment at any time for cause, which means that the Executive has (1) been convicted of a crime constituting a felony or a misdemeanor involving moral turpitude, (2) committed, or participated in, an illegal act or acts that were intended to defraud the Company, (3) willfully refused to fulfill his duties and President and Chief Executive Officer, (4) breached material provisions of the employment agreement, a Company policy, or the Company’s code of conduct, in each case after notice from the Board and an opportunity to correct the breach, (5) engaged in gross negligence or willful misconduct in the performance of his duties and obligations to the Company, or (6) willfully engaged in conduct known, or which should have been known, to be materially injurious to the Company. The Company also may terminate at any time an employment agreement for any other reason, in the sole discretion of the Board.
The Executive may terminate his employment for “good reason,” which means that any of the following circumstances have occurred without the Executive’s consent: (1) a material diminution in the nature, scope or duties of the Executive or assignment of duties inconsistent with those of President and Chief Executive Officer, or a change in the location of the Company’s principal business office in which his services are to be carried out, to a location outside Texas, (2) any breach of a material provision of the employment agreement by the Company after written notice from the Executive and if correctable, the failure to correct such breach within 30 days from the date such notice is given, (3) within two years after the Company’s sale of all or substantially all of its assets or the merger, share exchange or other reorganization of the Company into or with another corporation or entity, with respect to which the Company does not survive, or (4) certain reductions in the employee benefits and perquisites applicable to the Executive. Finally, the Executive may terminate his employment agreement for any other reason, in his sole discretion.
Termination due to Death or Disability. If the Executive’s employment is terminated due to his death or disability, all compensation and benefits to the Executive under his employment agreement (other than any equity-based compensation awards granted to the Executive by the Company, which are governed by the terms of the applicable award agreement), will terminate contemporaneously with the termination of employment and without further obligation to the Executive or his legal representatives under his employment agreement, other than the payment of his base salary for the period through the date of termination. Under the Executive’s existing incentive stock option agreements, upon the death of the Executive the stock option may be exercised within one year after his death, by the person or persons to whom his rights under the option have passed by will or the laws of descent and distribution, until the expiration of the option. If the Executive is terminated due to disability, the option may be exercised, to the extent the option was exercisable on the date of termination, until the earlier of the first anniversary of the date of termination or the expiration of the option.
Termination for Cause or other than for Good Reason. If the Executive terminates his employment without good reason, or if the Company terminates the Executive’s employment for cause, all compensation and benefits to the Executive under his employment agreement (other than any equity-based compensation awards granted to the Executive by the Company, which are governed by the terms of the applicable award agreement), will terminate immediately upon the termination of employment and without further obligation to the Executive or his legal representatives under his employment agreement, other than the payment of his base salary for the period through the date of termination. Under the Executive’s existing incentive stock option agreement, the Executive’s stock option may be exercised, to the extent the option was exercisable on the date of termination, until the earlier of the first anniversary of the date of termination or the expiration of the option.
Termination Without Cause or For Good Reason. If the Executive’s employment is terminated by the Company without cause or by the Executive for good reason, the Company will be obligated to pay to, or make available to, the Executive his monthly base salary and benefits in effect on the date of termination for the remainder of the term of the employment agreement, which expires on August 28, 2019. If, however, the Executive violates the confidentiality or noncompetition provisions in his employment agreement, then the Executive will forfeit his rights to receive any further payments under the employment agreement. Under the Executive’s existing incentive stock option agreement, the Executive’s stock option may be exercised, to the extent the option was exercisable on the date of termination, until the earlier of the first anniversary of the date of termination or the expiration of the option.
Non-renewal of Agreement. If the Executive’s employment is terminated because the employment agreement is not renewed, then all compensation for periods subsequent to termination and all benefits to the Executive under the employment agreement will terminate immediately upon termination of employment. Under the Executive’s existing incentive stock option agreement, the Executive’s stock option may be exercised, to the extent the option was exercisable on the date of termination, until the earlier of the first anniversary of the date of termination or the expiration of the option.
Estimated Payments to Chief Executive Officer
The following table summarizes estimated benefits that would have been payable to the Executive if his employment had been terminated on August 30, 2017, giving effect to his current employment agreement:
Christopher J. Pappas

	Base Salary	Value of Accelerated Equity Awards(1)
Without Cause or For Good Reason	$1,000,000	$—
For Cause or other than for Good Reason	—	—
Death	—	19,800
Disability	—	19,800
Non-renewal of Agreement	—	—

(1)
The value of accelerated equity awards is based on the closing price of $2.64 per common share at August 30, 2017. Unvested restricted shares were 7,500 and there were no options with an exercise price of less than $2.64 at August 30, 2017. Options granted prior to fiscal 2015 generally vest 25% on the anniversary date of each grant.

Equity Compensation Plan Information

The following table provides information with respect to securities authorized under our equity compensation plans as of August 30, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	872,216	$4.74	1,774,104
Equity compensation plans not approved by shareholders	29,627	—	—
Total	901,843	$4.62	1,774,104

FINANCE AND AUDIT COMMITTEE REPORT
In fulfilling its oversight responsibilities, the Finance and Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements included in the Annual Report on Form 10-K for the year ended August 30, 2017 and their judgment about the quality and appropriateness of accounting principles and financial statement presentations, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and major issues as to the adequacy of the Company’s internal controls. In addition, the Finance and Audit Committee discussed any matter required to be communicated under generally accepted auditing standards. The Finance and Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent registered public accounting firm’s communications with the Finance and Audit Committee concerning independence and has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, professional standards, Vol. I, AV section 380), as adopted by the PCAOB in Rule 3200T. The Finance and Audit Committee also has discussed with the independent registered public accounting firm the firm’s independence from the Company and management. The Finance and Audit Committee also considered the compatibility of nonaudit services with the independent registered public accounting firm’s independence.
In reliance on the reviews and discussions referred to above, the Finance and Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 30, 2017, for filing with the Securities and Exchange Commission. The Finance and Audit Committee appointed Grant Thornton LLP as the independent registered public accounting firm for the Company for fiscal 2018.
Finance and Audit Committee
Joe C. McKinney (Chair)
Gerald Bodzy (Vice-Chair)
Gasper Mir, III

SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING
Proposals of shareholders for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2019 annual meeting of shareholders submitted pursuant to Rule 14a-8 under the Exchange Act must be received in writing by the Company at its corporate office no later than August 16, 2018. Notice of a shareholder proposal submitted outside the processes of Rule 14a-8 with respect to the Company’s 2019 annual meeting of shareholders will be considered untimely if received by the Company after October 30, 2018.
The Company’s Bylaws provide that any shareholder of record may nominate a candidate for election as a director of the Company or bring any other business before an annual meeting of shareholders, so long as the shareholder gives timely notice thereof. To be timely, such notice must be delivered in writing to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders and must include (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information with respect to each nominee as would be required to be disclosed in a proxy solicitation relating to an election of directors pursuant to Regulation 14A under the Exchange Act; (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the Company’s Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder; and (3) as to the shareholder giving the notice, (a) the name and address of such shareholder, as they appear on the Company’s books, (b) the class and number of shares of the Company which are owned beneficially and of record by such shareholder, and any derivative positions owned beneficially by such shareholder, and (c) all such other information required to be submitted by the shareholder in accordance with the Bylaws. Notice of a shareholder proposal submitted under the Company’s Bylaws will be considered timely if received no earlier than October 12, 2018 and no later than November 11, 2018.
REIMBURSEMENT OF CERTAIN EXPENSES
The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for the benefit of others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.
HOUSEHOLDING OF PROXY MATERIALS
Under SEC rules, companies and intermediaries (such as brokers) may satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This practice, known as “householding,” is intended to improve the convenience of shareholders and to reduce the Company’s printing and postage costs.
A number of brokers with accountholders who are shareholders of the Company will be householding the Company’s proxy materials and accordingly, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or call the Company at (713) 329-6808 or write the Company at Luby’s, Inc., Investor Relations, 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.
Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

PROXY SOLICITATION

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, shareholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefore. We have retained Broadridge Financial Solutions, Inc. (“Broadridge”) for an estimated fee of $16,000 to assist us in the mailing, collection and administration of proxies. The Company also requests brokers, nominees, and fiduciaries holding stock in their names for the benefit of others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.
The Company will provide without charge on the written request of any person solicited hereby a copy of the Company’s Annual Report on Form 10-K for the year ended August 30, 2017, current Finance and Audit Committee Charter, current Nominating and Corporate Governance Committee Charter, current Policy Guide on Standards of Conduct and Ethics, and Senior Officers’ Code. Written requests should be mailed to Luby’s, Inc., Investor Relations, 13111 Northwest Freeway, Suite 600, Houston, Texas 77040 no later than January 27, 2018.

By Order of the Board of Directors,

/s/ ROY CAMBERG
General Counsel and Secretary

Dated: December 15, 2017

ANNEX A

LUBY'S, INC.
SECOND AMENDED AND RESTATED
NONEMPLOYEE DIRECTOR STOCK PLAN

Amendment No. 1

THIS AMENDMENT NO. 1 (this "Amendment") to the Second Amended and Restated Nonemployee Director Stock Plan (the "Plan") of Luby's, Inc. (the "Company") is made by the Company, pursuant to the Plan, as follows:
WHEREAS, the Company previously adopted the Plan for the benefit of its eligible participants;
WHEREAS, pursuant to Section 15 of the Plan, the Board of Directors (the "Board") has the power and authority to amend the terms of the Plan; and
WHEREAS, the Board desires to increase the maximum number of shares of common stock that may be issued in connection with awards granted under the Plan, limit the value of total awards and restricted stock that a participant may receive in any calendar year, extend the term of the Plan, and to effectuate such other amendments the Board deems to be in the best interests of the Company’s stockholders.
NOW, THEREFORE, pursuant to the Plan, the Board hereby amends the Plan as follows:
1.Shares Subject to the Plan. Section 6 of the Plan is hereby amended to increase the number of Shares that may be issued in connection with awards under the Plan from 1,100,000 to 2,100,000.

2.Term of the Plan. Section 13 of the Plan is hereby amended to extend the term of the Plan to the 10th anniversary of the effective date of this Amendment.

3.Force and Effect. Except as otherwise set forth in this Amendment, the Plan shall remain in full force and effect.

4.Effectiveness Subject to Stockholder Approval. This Amendment shall not become effective unless the stockholders of the Company approve the increase to the share reserve of the Plan, as set forth in 1, above, and if so approved, then this Amendment shall become effective as of such meeting.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment on this 9th day of February, 2018.
LUBY'S, INC.
By:

Its:

LUBY’S, INC.
SECOND AMENDED AND RESTATED
NONEMPLOYEE DIRECTOR STOCK PLAN
1. Introduction
This Second Amended and Restated Nonemployee Director Stock Plan (the “Restated Director Stock Plan”) of Luby’s, Inc. (the “Company”), upon approval of the Restated Director Stock Plan by the shareholders of the Company at their 2013 annual meeting, shall amend and restate the Amended and Restated Nonemployee Director Stock Plan first approved by the shareholders of the Company on January 20, 2005, and subsequently amended on January 24, 2007 and April 14, 2008 (the “Prior Plan”).
2. Effectiveness
Upon approval of the Restated Director Stock Plan by the shareholders of the Company at their 2013 annual meeting, the Restated Director Stock Plan shall become effective as of the date of such meeting (the “Effective Date”), with participants first being allowed to participate in the Restated Director Stock Plan at the first meeting of the Board of Directors of the Company following said annual meeting. If the Restated Director Stock Plan is not approved by the shareholders at such meeting, it shall not become effective, and the Prior Plan shall continue in force and effect.
3. Purpose
The Purpose of the Restated Director Stock Plan is to promote the interests of the Company and its shareholders by (a) promoting a greater identity of interest between the Nonemployee Directors and the Company’s shareholders and (b) strengthening the Company’s ability to attract and retain the services of experienced and knowledgeable Nonemployee Directors. To accomplish these objectives, the Restated Director Stock Plan authorizes (i) awards of shares of the Company’s common stock par value $.32 per share (“Common Stock”) which have significant restrictions on sale or transfer prior to vesting to Nonemployee Directors, (ii) awards of options to purchase shares of Common Stock to Nonemployee Directors, and (iii) the purchase of shares of Common Stock by Nonemployee Directors out of compensation otherwise payable to such directors, (collectively, the “Awards”) thereby encouraging such directors to acquire an increased proprietary interest in the Company.
4. Administration
The Restated Director Stock Plan shall be administered by the Board of Directors of the Company (the “Board”). The decision of the Board on any questions concerning the interpretation or administration of the Restated Director Stock Plan shall, as between the Company and the Nonemployee Director, be final and conclusive. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
5. Participants
Participants shall be the directors of the Company who are not employees of the Company or a subsidiary of the Company or any other business entity in which the Company, directly or indirectly, owns 50% or more of the capital or profit interest (“Nonemployee Directors”).
6. Shares
Subject to the adjustment provisions of Section 10 hereof, the number of shares of Common Stock of the Company which may be issued in connection with Awards available pursuant to the Restated Director Stock Plan shall not exceed 1,100,000 shares. If, however, any Award available under the Restated Director Stock Plan shall expire, terminate, or be canceled without having become vested or been exercised in full, the unused shares shall continue to be available for purposes of the Restated Director Stock Plan. More than one Award may be granted to the same participant.
7. Restricted Stock
Each Nonemployee Director shall be eligible to receive shares of restricted Common Stock, in accordance with the terms of the Restated Director Stock Plan, as follows:

(a)
On the first day of each January, April, July and October during the term of the Restated Director Stock Plan, each Nonemployee Director shall be issued shares of Common Stock bearing such restrictions as the Board may determine from time to time (“Restricted Stock”) for services as a director of the Company, in an amount equal to that portion of the annual retainer fee determined by the Board to be payable in Restricted Stock for the quarterly period beginning on such date, as such amount may be changed from time to time at the discretion of the Board (the “Mandatory Retainer Award”).

(b)
On the first day of each January, April, July, and October during the term of the Restated Director Stock Plan, each Nonemployee Director shall be issued a number of whole shares of Restricted Stock equal to the ratio of: (i) a portion of the Director Compensation in excess of the Mandatory Retainer Award (the “Elective Retainer Award”) for the quarterly period beginning on such date which the Nonemployee Director has elected pursuant to the provisions of Section 7(f) of the Restated Director Stock Plan to be payable in Restricted Stock (expressed as a dollar amount) to (ii) the Fair Market Value per share of Common Stock on the Stock Award Date (as such terms are defined below). Any fraction of a share shall be disregarded and the remaining amount of the Director Compensation shall be paid in cash.

(c)
On the first day of each January, April, July, and October during the term of the Restated Director Stock Plan, each Nonemployee Director who has elected pursuant to the provisions of the Restated Director Stock Plan to receive Restricted Stock in payment of the Elective Retainer Award, shall be granted an additional number of whole shares of Restricted Stock equal to twenty percent (20%) of the number of whole shares of Restricted Stock issued in payment of the Elective Retainer Award for the quarterly period beginning on such date.

(d)
Upon the date of election, each newly elected Nonemployee Director (i.e., a Nonemployee Director who has not previously served as a director of the Company) shall be granted the number of shares of Restricted Stock designated by resolution of the Board for such persons from time to time.

(e)
The term “Fair Market Value” as used in this Plan means with respect to any date, the average between the highest and lowest sale prices per share of Common Stock on the New York Stock Exchange Composite Transactions Tape on such date, provided that if there shall be no sales of shares of Common Stock reported on such date, the Fair Market Value of a share of Common Stock on such date shall be deemed to be equal to the average between the highest and lowest sale prices per share on such composite tape for the last preceding date on which sales of shares of Common Stock were reported. In the event that Shares are not traded on the New York Stock Exchange as of a given date, the Fair Market Value of a Share as of such date shall be established by the Board acting in good faith. The term “Stock Award Date” means the date on which shares of Restricted Stock are granted to a Nonemployee Director. The term “Director Compensation” means all cash compensation payable to a Nonemployee Director for services as a director of the Company.

(f)
Each Nonemployee Director who, prior to the end of any calendar year during the Term of the Restated Director Stock Plan files with the Board or its designee a written election to receive an Elective Retainer Award. An election pursuant to this Section 7.(f) shall be irrevocable.

(g)
Upon an award of shares of Restricted Stock to a Nonemployee Director, the stock certificate representing such shares of Common Stock shall be issued and transferred to the Nonemployee Director, whereupon the Nonemployee Director shall become a stockholder of the Company with respect to such shares and shall be entitled to vote the shares; provided, however, subject to the provisions of Section 11, no such shares shall be transferable by the Nonemployee Director for a period of three (3) years from the Stock Award Date.

8. Options

(a)
The Board shall select the Nonemployee Directors who are to be granted Options under the Restated Director Stock Plan and, subject to the provisions of the Restated Director Stock Plan, shall determine the terms, conditions, and limitations applicable to each Option. No Nonemployee Director may receive, under the Restated Director Stock Plan, Options for more than 7,500 shares in any 12-month period.

(b)
The option price shall be 100% of the Fair Market Value of the shares at the time of the granting of the Option. Such Fair Market Value shall be determined by the Board pursuant to the provisions of Section 7.(e) hereof.

(c)
(i) An Option shall terminate upon the expiration of ten years from the date the Option is granted or one year from the date the optionee ceases to be a director of the Company, whichever first occurs (the “Expiration Date”). In no event shall an Option be exercised after the Expiration Date.

(ii)
To the extent that an Option is exercisable, it may be exercised by the optionee or the legal representative of the optionee or the legal representative of the optionee’s estate. Except as provided in subsection (c)(iii) below, an Option may not be exercised prior to the expiration of one year from the date the Option is granted. Once an Option becomes exercisable, it may thereafter be exercised, wholly or in part, at any time prior to its Expiration Date.

(iii)	Upon the occurrence of any of the following events prior to the Expiration Date of an Option, the Option shall become immediately and fully exercisable:

A.	death of the optionee;

B.
resignation or removal of the optionee as a director of the Company by reason of a physical or mental impairment which prevents the optionee from performing the duties of his or her directorship for a period of six months or more;

C.	resignation of the optionee as a director of the Company after having served at least two full terms as a director; or

D.	expiration of the optionee’s term of office as a director of the Company, without being reelected to the Board, after having served at least two full terms as a director.
No Option shall be assignable or transferable other than by will or the laws of descent and distribution. During an optionee’s lifetime, only the optionee or his or her guardian or legal representative may exercise an option.

(d)
Payment for shares purchased upon exercise of an Option shall be made in full at the time of exercise of the Option. No loan shall be made or guaranteed by the Company for the purpose of financing the purchase of any optioned shares. Payment of the option price shall be made in cash, or by delivering Common Stock of the Company having a Fair Market Value (determined as provided in Section 7.(e)) at least equal to the option price, or a combination of Common Stock and cash. Payment in shares of Common Stock shall be made by delivering to the Company certificates, duly endorsed for transfer, representing shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to that portion of the option price which is to be paid in Common Stock. Whenever payment of the option price would require delivery of a fractional share, the optionee shall deliver the next lower whole number of shares of Common Stock and a cash payment shall be made by the optionee for the balance of the option price.

(e)	Options granted under the Restated Director Stock Plan do not meet the requirements of Section 422 of the Internal Revenue Code and are commonly referred to as “nonqualified stock options.”
9. Listing and Registration
The Company, in its discretion, may postpone the issuance and delivery of shares issuable in connection with an Award, until completion of such stock exchange listing, or registration, or other qualification of such shares under any federal or state law, rule, or regulation, as the Company may consider appropriate. The Company may require any person entitled to shares issuable in connection with an Award to make such representations and to furnish such information as the Company may consider appropriate in connection with the issuance of the shares in compliance with applicable law.
10. Adjustment Provisions

(a)
If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) or make a distribution of cash or property which has a substantial impact on the value of issued shares of Common Stock, the total number of shares of Common Stock reserved for issuance under the Restated Director Stock Plan shall be appropriately adjusted and the number of shares of Common Stock covered by each outstanding Option and the purchase price per share of Common Stock under each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed.

(b)
Notwithstanding any other provision of the Restated Director Stock Plan, and without affecting the number of shares of Common Stock reserved or available hereunder, the Board shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the shares of Common Stock resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving Company, upon such terms and conditions as it may deem necessary to preserve the rights of Optionees and holders of shares of Common Stock that are subject to any restrictions under the Restated Director Stock Plan.

(c)
In the case of any sale of assets, merger, consolidation or combination of the Company with or into another Company other than a transaction in which the Company is the continuing or surviving Company and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Restated Director Stock Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of shares of Common Stock which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term “Acquisition Consideration” shall mean the kind and amount of shares of the surviving or new Company, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.

11. Change of Control

(a)
Upon the occurrence of a “Change of Control”, as defined below, any and all outstanding Options shall become immediately vested and exercisable and any and all stock certificates representing shares awarded to a Nonemployee Director pursuant to the provisions of Section 7 hereof, shall be transferred to such Nonemployee Director.

(b)	A “Change of Control” shall occur when:

(i)
A “Person” (which term, when used in this Section 11, shall have the meaning it has when it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), but shall not include the Company, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Voting Stock (as defined below) of the Company) is or becomes, without the prior consent of a majority of the Continuing Directors (as defined below), the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock (as defined below) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)
The stockholders of the Company approve and the Company consummates a reorganization, merger or consolidation of the Company or the Company sells, or otherwise disposes of, all or substantially all of the Company’s property and assets, or the Company liquidates or dissolves (other than a reorganization, merger, consolidation or sale which would result in all or substantially all of the beneficial owners of the Voting Stock of the Company outstanding immediately prior thereto continuing to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the resulting entity), more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s property or assets, directly or indirectly) outstanding immediately after such transaction in substantially the same proportions relative to each other as their ownership immediately prior to such transaction); or

(iii)	The individuals who are Continuing Directors of the Company (as defined below) cease for any reason to constitute at least a majority of the Board of the Company.

(iv)
For purposes of this Section 11, (i) the term “Continuing Director” means (A) any member of the Board who is a member of the Board immediately after the issuance of any class of securities of the Company that are required to be registered under Section 12 of the Exchange Act, and the term “Voting Stock” means all capital stock of the Company which by its terms may be voted on all matters submitted to shareholders of the Company

12. Provisions for Taxes
It shall be a condition to the Company’s obligation to issue or reissue shares of Common Stock in connection with an Award that the participant pay, or make provision satisfactory to the Company for payment of, any federal or state income or other taxes which the Company is obligated to withhold or collect with respect to the issuance or reissuance of such shares.
13. Term of Plan
The Restated Director Stock Plan shall become effective on the Effective Date and shall terminate on the tenth (10th) anniversary of the Effective Date, unless sooner terminated by the Board pursuant to Section 15. After any such termination, no Awards may be made under the Restated Director Stock Plan, but any such termination shall not affect Awards then outstanding or the authority of the Board to continue to administer the Restated Director Stock Plan.
14. Restrictions on Exercise
Any provision of the Restated Director Stock Plan to the contrary notwithstanding, (i) no Option granted pursuant to the Restated Director Stock Plan shall be exercisable at any time, in whole or in part, prior to the shares of Common Stock subject to the Option being authorized for listing on the New York Stock Exchange and (ii) no Option granted pursuant to the Restated Director Stock Plan shall be exercisable at any time, nor shall any shares of Restricted Stock issuable pursuant to the Restated Director Stock Plan be issued, if issuance and delivery of the shares of Common Stock subject to the Award would be in violation of any applicable laws or governmental regulations.
15. Amendment and Termination
Subject to the limitation that the provisions of the Restated Director Stock Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act,

applicable securities laws and applicable stock exchange regulations, or the rules thereunder, the Board may at any time amend, suspend or discontinue the Restated Director Stock Plan or alter or amend any or all Awards under the Restated Director Stock Plan to the extent permitted by law. However, no such action by the Board may, without approval of the shareholders of the Company, alter the provisions of the Restated Director Stock Plan so as to:

(a)	increase the maximum number of shares of Common Stock that may be issued in connection with Awards granted under the Restated Director Stock Plan except pursuant to Section 10;

(b)	change the class of individuals eligible to receive Awards under the Restated Director Stock Plan; or

(c)
effect any other amendment to the Restated Director Stock Plan for which approval of the Company’s shareholders is required by Rule 16b-3 under the Exchange Act, or as a condition to the listing of shares on the NYSE.

16. Unfunded Plan
The Restated Director Stock Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets in connection with Awards issued pursuant to the Restated Director Stock Plan. Any liability of the Company to any Nonemployee Director with respect to an Award shall be based solely upon contractual obligations created by the Restated Director Stock Plan and any Award agreement. No such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company.
17. Governing Law
This Plan shall be governed by, construed, and enforced in accordance with the internal laws of the State of Delaware, and, where applicable, the laws of the United States.

LUBY'S, INC.
C/O AMERICAN STOCK TRANSFER
6201 15TH AVENUE
BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E34677-P99974

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LUBY'S, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Jill Griffin	☐	☐	☐
1b. Christopher J. Pappas	☐	☐	☐
1c. Judith B. Craven, M.D.	☐	☐	☐
1d. Frank Markantonis	☐	☐	☐
1e. Gasper Mir, III	☐	☐	☐
1f. Joe C. McKinney	☐	☐	☐
1g. Harris J. Pappas	☐	☐	☐
1h. Peter Tropoli	☐	☐	☐
1i. Gerald W. Bodzy	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.	☐	☐	☐
3. Advisory vote to approve the compensation of our Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Advisory vote on the frequency of future advisory votes on the compensation of the Company's Named Executive Officers.	☐	☐	☐	☐

The Board takes no position on proposal 6.			
6. To act on the shareholder proposal requesting disclosure of risks related to animal welfare.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E34678-P99974

LUBY'S, INC.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Scott Gray, Todd Coutee, and Roy Camberg, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this card, all the shares of Common Stock of Luby's, Inc. held of record by the undersigned on December 13, 2017, at the Annual Meeting of Shareholders to be held on February 9, 2018, or any adjournment or postponement thereof.

This proxy revokes all prior proxies provided by the undersigned with respect to the shares covered hereby. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" each of the director nominees, "FOR" proposals 2, 3 and 5, "ABSTAIN" on proposal 6 and "ONE YEAR" on proposal 4. Proposals 1, 2, 3, 4 and 5 are being proposed by Luby's Inc. and proposal 6 is being proposed by a shareholder of Luby's Inc.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side